As submitted to the Securities and Exchange Commission on August 6, 2018

Registration No. 333-224690

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

seriesOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

6199

(Primary Standard Industrial Classification Code Number)

82-2236431

(I.R.S. Employer Identification Number)

175 SW 7th Street, Suite 1800

Miami, Florida 33130

(786) 473-4600

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Michael Mildenberger

Chief Executive Officer

seriesOne, Inc.

175 SW 7th Street, Suite 1800

Miami, Florida 33130

(786) 473-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to

J. Martin Tate, Esq.

Carman Lehnhof Israelsen LLP

299 S. Main Street, Suite 1300

Salt Lake City, UT 84101

(801) 534-4435

From time to time after this Registration Statement becomes effective

Approximate date of proposed sale to public

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

ii

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered(1)	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering price	Amount of Registration Fee

Common stock, par value $0.0001 per share (3)	33,346,880	$ 0.10	$ 3,334,680.00	$ 4,155

(1) The shares of our common stock being registered hereunder are being registered for sale by the Selling Stockholders, as defined in the accompanying prospectus.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(a) under the Securities Act of 1933.

(3) Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution from stock splits, stock dividends, or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 6, 2018

PROSPECTUS

SERIES ONE, INC.

33,346,880 Shares of Common Stock

This prospectus relates to periodic offers and sales of 33,346,880 shares of our common stock by the selling stockholders, including 15,000,000 shares owned by our executive officers, directors and their affiliates. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We will use our best efforts to maintain the effectiveness of the resale registration statement, of which this prospectus is a part, from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

There is currently no market for our common stock. The shares of our common stock may be offered and sold by the selling stockholders at a fixed price of $0.10 per share until our common stock is quoted on either the OTCQX or OTCQB tiers of the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurances that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, Inc., (FINRA), to secure a quotation of our common stock on the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

We have limited operations. We are not a “blank check company” as defined in Rule 419 under the Securities Act of 1933 and we have no intention to engage in a business combination as contemplated by such Rule. Our independent registered public accounting firm has issued an audit opinion for us which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our financial statements appearing elsewhere in this prospectus have been prepared assuming we will continue as a going concern. At December 31, 2017 we had cash on hand of $22,673 and we estimate our current monthly burn rate to be approximately $100,000. Historically, we have funded our operating expenses from proceeds received from the sale of equity securities. We evaluated our financial position and results of operations as of May 4, 2018, the date our audited financial statements were first made available, and our expected operations subsequent to that date. As a result of our assessment, we noted events and factors as set forth in Note 2 of the audited financial statements included in our Registration Statement on Form S-1 filed with the SEC on May 4, 2018 which we believe supported our conclusion that our capital resources would be sufficient to meet projected cash flow requirements for a period of twelve months from May 4, 2018. We believe that our current financial position and anticipated observations over the twelve-month period from May 4, 2018 alleviate any substantial doubt about our ability to continue as a going concern. However, management cannot provide any assurances that we will be successful in accomplishing any of our plans. Management also cannot provide any assurance that unforeseen circumstances that could occur at any time within the twelve months from May 4, 2018 or thereafter will not increase the need for us to raise additional capital on an immediate basis.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or “JOBS Act,” and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The purchase of the securities offered through this prospectus involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the SEC’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling stockholders named herein may distribute the shares of common stock covered by this prospectus. This prospectus also covers any shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions. A prospectus supplement may add, update or change information contained in this prospectus.

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus contains industry and market data obtained through surveys and studies conducted by third parties and industry publications. Industry publications and reports cited in this prospectus generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy or completeness of such information. Although we believe that the publications and reports are reliable, we have not independently verified the data.

OTHER PERTINENT INFORMATION

Unless specifically set forth to the contrary, when used in this prospectus the terms “seriesOne”, “we”, “us”, “our” and similar terms refer to seriesOne, Inc., a Delaware corporation. In addition, “2017” refers to the period from July 7, 2017 (date of inception) through December 31, 2017.

All share and per share information contained in this prospectus gives pro forma effect to the 1,500 for 1 forward stock split of our outstanding common stock effective August 11, 2017.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

PROSPECTUS SUMMARY

This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our common stock discussed in this prospectus under "Risk Factors" beginning on page 5 of this prospectus and our financial statements and the accompanying notes beginning on page F-1 of this prospectus.

Our Company

seriesOne, Inc. (formerly “Finfora, Inc.”) was incorporated as a Delaware corporation in July 7, 2017 for the express purpose of marketing our proprietary web hosted financing platform technology to clients who desire to launch online funding portals. We are a financial technology start-up and represent a new generation of online financing technology software solutions. Our turn-key online cloud-based hosted “white label” financing platform technology, which we refer to as our “software platform,” enables our clients to launch their own online funding portals under their own domains and branding to facilitate capital raising from private investors by small and medium-sized enterprises, or SME’s, for capital intensive projects, referred to as “alternative capital”. Using our software platform, our clients will operate funding portals on which entrepreneurs, intermediaries, and investors will meet, invest instantaneously and manage their investments in a secure and regulatory compliant online forum that is hosted by seriesOne, but managed by our clients and branded under our clients’ names. Our software platform was initially developed by Funding Wonder, Inc. (“Funding Wonder”), our affiliate, and the intellectual property related to the software platform was contributed to us in exchange for shares of our common stock. Funding Wonder is the largest shareholder of the Company and has retained a royalty free license to use the software platform in perpetuity in connection with its crowdfunding platform located at www.seriesone.com.  Despite this relationship, the Company itself does not own, operate or control the website or platform at www.seriesone.com, the brand name seriesOne or Series One, nor does it have any financial or economic interest in Funding Wonder or its crowdfunding platform.

The relationship between the Company and its affiliates is described in the following diagram:

Corporate Information

Our principal executive office is located at 175 SW 7th Street, Suite 1800, Miami, Florida 33130, and our telephone number is (786) 473-4600. Our fiscal year end is December 31.

Summary of the Offering

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of 33,346,880 shares of our common stock, including 15,000,000 shares owned by our executive officers, directors and their affiliates. Currently there is no market for our common stock. The selling stockholders have not engaged any underwriter in connection with the sale of their shares of common stock. The shares of our common stock may be offered and sold by selling stockholders at a fixed price of $0.10 per share until our common stock is quoted on either the OTCQX or OTCQB tiers of the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. We will not receive any proceeds from the resale of our shares by the selling stockholders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common stock presently outstanding:	33,346,880 shares at July 31, 2018 (does not include the 22,389 shares of common stock for which rescission offers were accepted).
Common stock subject to accepted rescission offers	22,389 as of July 31, 2018.
Common stock offered by the selling stockholders:	Aggregate of 33,346,880 shares of our common stock, including 15,000,000 shares held by our affiliates.
Use of proceeds:	We will not receive any proceeds from the sale of the common stock offered by the selling stockholders.
Risk factors:

Investing in our securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors.”

SUMMARY FINANCIAL INFORMATION

The following summary financial information has been derived from and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and notes thereto, included elsewhere in this prospectus.

Statement of Operations

	Period of inception (July 7, 2017) to December 31, 2017	Three Months Ended March 31, 2018 (Unaudited)
Net sales	$ -	$ 333
Total operating expenses	363,788	235,562
Loss from operations	(363,788)	(235,229)
Related party interest (expense)	(312)	(375)
Net (loss)	(364,100)	(235,604)

Balance sheet data

	December 31, 2017	March 31, 2018 (Unaudited)
Working capital (deficit)	$ (121,642)	$ 566,555
Cash	22,673	718,287
Total current assets	22,673	766,137
Total assets	939,025	1,692,489
Total current liabilities	144,315	199,582
Total liabilities	144,315	199,582
Total stockholders' equity	794,710	1,452,127

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to this Offering

We could require additional financing which we may not be able to obtain on acceptable terms, if at all. If we cannot raise additional capital as needed, our ability to continue our operations and/or grow our company could be in jeopardy.

Capital is needed for the effective development and expansion of our business. Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, free cash flow and achieve significant and consistent profitability, manage our business and control our expenses. Based upon our reasonable estimates, we expect that additional costs we will initially incur after the date of this prospectus to fulfill our public company reporting obligations could be approximately $121,000 annually. Our near-term capital needs are between $600,000 and $750,000, which amounts we believe would provide us with sufficient funds to pay our operating expenses for the next 12 months. We anticipate funding our capital needs through additional private placements. We cannot assure you that additional working capital will be available or that such will be sufficient to satisfy either our short-term or long-term working capital requirements, including our ability to pay management compensation and related party consulting fees. If we are subsequently unable to raise additional funds as needed, our ability to implement our business plan., pay necessary management compensation and consulting fees to management, employees and consultants in order to obtain the necessary services from such persons and grow our company will be in jeopardy and investors risk losing their entire investment.

Unfavorable general economic conditions may materially adversely affect our business.

While it is difficult for us to predict the impact of general economic conditions on our business, these conditions could reduce customer demand for some of our products or services which could cause our revenue to decline. Also, our customers that are especially reliant on the credit and capital markets being liquid, retail investors having investment capital and other factors which could affect their ability to host successful capital raises and continue as a going concern. Moreover, we rely on obtaining additional capital and/or additional funding to provide working capital to support our operations. We regularly evaluate alternative financing sources. Further changes in the commercial capital markets or in the financial stability of our investors and creditors may impact the ability of our investors and creditors to provide additional financing. For these reasons, among others, if the economic conditions stagnate or decline, our operating results and financial condition could be adversely affected.

Our management may have conflicts of interest.

Some members of our management are employed on a full-time basis by other businesses involved in a range of business activities, including affiliated entities with whom we may do business and affiliated entities which will directly compete with our customers.  Specifically, our executive officers are also owners and officers of Funding Wonder, Inc., an affiliated entity which is the largest shareholder in the Company and operates a funding portal business.   Consequently, there are potential inherent conflicts of interest in their acting as our officers and directors.  These conflicts, in particular the conflict of an affiliated entity operating a competing platform, may affect our ability to sell our products.   We anticipate that Michael Mildenberger and Giovanni Soleti will devote 100% and approximately 30% respectively of their time on matters concerning the Company.  See “Conflicts.”

If we are unable to attract and retain sufficient personnel and contractors, our ability to operate and grow our Company will be in jeopardy.

We will be required to hire and retain skilled employees at all levels of our operations in a market where such qualified employees are in high demand and are subject to receiving competing offers. We believe that there is, and will continue to be, intense competition for qualified personnel in our industry, and there is no assurance that we will be able to attract or retain the personnel necessary for the management and development of our business. Turnover can also create distractions as we search for replacement personnel, which may result in significant recruiting, relocation, training and other costs, and can cause operational inefficiencies as replacement personnel become familiar with our business and operations. The inability to attract or retain employees currently or in the future may have a material adverse effect on our business, financial condition and results of operations.

Our management has limited experience in operating a public company.

Our executive officers and director have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage to us in that it is likely that an increasing amount of their time will be devoted to these activities which will result in less time being devoted to the management and growth of our company. It is possible that we will be required to expand our employee base and hire additional employees, such as a chief financial officer experienced in public company financial reporting, to support our operations as a public company which will increase our operating costs in future periods.

We have assessed the effectiveness of our disclosure controls and procedures and our internal controls over financial reporting and we do not believe either of these are effective. We believe there are material weaknesses in our disclosure controls and procedures and our internal controls over financial reporting, and there are no assurances that our financial statements may not contain errors which could require us to restate our financial statements.

Following the effectiveness of the registration statement of which this prospectus is part, we will be required to maintain “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, or the "Exchange Act," and thereafter to report on a quarterly basis, in our quarterly and annual reports which we will file with the Securities and Exchange Commission (“SEC”), our management’s conclusion regarding the effectiveness of our disclosure controls and procedures. In addition, in our annual report for 2018 we will also become subject to SEC rules which will require us to include a report of our management in our annual report on the effectiveness of internal control over financial reporting. However, as we will in all likelihood be a smaller reporting company when we are first required to provide this report, we will be exempt from the auditor attestation requirements concerning our report at the time the first report is issued, and will remain exempt from those attestation requirements so long as we remain a smaller reporting company.

As we are not presently subject to these rules, our management has not conducted an assessment of the sufficiency of our disclosure controls and procedures for any period nor have we begun evaluating our internal control systems in order to allow our management to report on our internal control over financial reporting. Once our management undertakes these assessments and evaluations, there are no assurances our management will conclude that either our disclosure controls and procedures and/or our internal control over financial reporting are effective, and that there are not significant deficiencies and/or material weaknesses in either or both. A material weakness is a deficiency, or a combination of deficiencies, so that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting. In the event we identify significant deficiencies and/or material weaknesses in our disclosure controls and procedures and/or our internal control over financial reporting, there are no assurances that our financial statements will not contain one or more errors which will require us to restate those financial statements. If we cannot remediate these significant deficiencies and/or material weaknesses in a timely manner, or if we are required to restate our financial statements, investors and others may lose confidence in the reliability of our financial statements which would adversely impact our ability to grow our company.

We intend to become subject to the periodic reporting requirements of the Exchange Act of 1934 that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although, the costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys, we presently estimate these additional fees could initially be approximately $121,000 per year. As our company grows, we expect these fees and expenses to increase as our accounting becomes more complicated and our need for legal services increases, however, we are not able at this time to quantify the amount of this expected increase. The incurrence of such additional costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

There is no market for our common stock.

There is no market for our common stock. While we intend for our stock to be quoted on the either the OTCQX or OTCQB Tier of the OTC Markets, there can be no assurances that a market maker will agree to file the necessary documents with FINRA to secure a quotation of our common stock on the OTC Markets nor can there be any assurance that such an application for quotation will be approved. Accordingly, stockholders may have difficulty reselling any of their shares.  Even if we are able to list our common stock, trading in stock quoted on these markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to our operating performance. Moreover, neither of these markets is a “stock exchange,” and trading of securities on these markets is often more sporadic than the trading of securities listed on a national securities exchange like The NASDAQ Stock Market or the NYSE American. Accordingly, stockholders may have difficulty reselling any of our shares owned by them.

The future tradability of our common stock will be limited under the penny stock regulations which may cause the holders of our common stock difficulty should they wish to sell the shares.

Because the quoted price of our common stock is expected to be less than $5.00 per share and we do not meet certain other exemptions, our common stock is considered a “penny stock,” and trading in our common stock will be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction. SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market, should a market be established and should the investor wish to liquidate the investment. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements that may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

The ability of our principal stockholder, including our CEO, to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

The principal holder of our common stock has approximately 45% voting control. Because of the principal holder’s stock ownership, they are in a position to significantly influence membership of our board of directors, as well as all other matters requiring stockholder approval. The interests of our principal stockholder may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority stockholders have no way of overriding decisions made by our principal stockholder. This level of control may also have an adverse impact on the market value of our shares because our principal stockholder may institute or undertake transactions, policies or programs that result in losses may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

A decline in the price of our common stock could affect our ability to raise additional working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale and issuance of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and we may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale and issuance of our common stock and we may be forced to go out of business.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

As a public reporting company, we will be required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. In the future, if our securities are listed on a national exchange, we may also be required to comply with marketplace rules and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We will need to upgrade our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares of our common stock unless they sell them.

We have established Preferred Stock which can be designated by the Company’s Board of Directors without shareholder approval.

The Company has authorized 20,000,000 shares of Preferred Stock, of which none are issued and outstanding. The shares of series of Preferred Stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. In each such case, we will not need any further action or vote by our stockholders. One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of Preferred Stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of Common Stock. For example, Preferred Stock issued by us may rank senior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

Our Certificate of Incorporation provides our directors with limited liability.

Our Certificate of Incorporation states that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law (the “DGCL”) or shall be liable because the director (1) shall have breached his duty of loyalty to us or our stockholders, (2) shall have acted not in good faith or in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted not in good faith or in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. Article Seven further states that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as it may be amended. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

Certain provisions of our Certificate of Incorporation and Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our Certificate of Incorporation and the DGCL contain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of the Company, even when these attempts may be in the best interests of our stockholders.

We also are subject to the anti-takeover provisions of the DGCL, which prohibit us from engaging in a “business combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibit the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval. This statute has the effect of making it more difficult to effect a change in control of a Delaware company.

Our Certificate of Incorporation provides that the exclusive forum for stockholder’s claims is the Delaware Chancery Court.

The Company’s certificate of incorporation contains provisions which provide that the Delaware Court of Chancery shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the General Corporation Law or the Company’s certificate of incorporation or bylaws; or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine.  Shareholders seeking to enforce their rights as security holders must do so under the jurisdiction of such court.  The Company believes this provision would extend to claims made under federal securities laws, including class action or derivate lawsuits.  Under Delaware law, these forum-selection provisions that select Delaware as the exclusive forum for stockholder litigation are facially valid, however, at least for ordinary stock corporations, fee-shifting provisions that impose the corporation’s litigation costs directly on a stockholder-plaintiff are impermissible.     These provisions will limit a stockholder’s ability to bring actions against the Company.

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, or “Securities Act,” for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to other companies that comply with the effective dates of certain accounting standards for public companies. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile, should a market for our stock develop of which there are no assurances.

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the JOBS Act. We will remain an “emerging growth company” under the JOBS Act until the earliest to occur of:

•

the last day of the fiscal year during which our total annual gross revenues equal or exceed $1 billion (subject to adjustment for inflation),

•

the last day of the fiscal year following the fifth anniversary of our completion of this offering,

•

the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or

•

the date on which we are deemed a large accelerated filer under the Exchange Act.

As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. For so long as we remain an emerging growth company we will not be required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, such as an auditor discussion and analysis;

•

submit certain executive compensation matters to shareholder non-binding advisory votes;

•

submit for shareholder approval golden parachute payments not previously approved;

•

disclose certain executive compensation related items such as the correlation between executive compensation and financial performance and comparisons of the chief executive officer’s compensation to median employee compensation, when such disclosure requirements are adopted; and

•

present more than two years of audited financial statements and two years of selected financial data in this prospectus, instead of the customary three years for audited financial statements and five years for selected financial data.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. An “emerging growth company” may delay the adoption of these new or revised accounting standards until those standards apply to private companies and we have chosen to take advantage of this extended transition period. Section 107 of the JOBS Act provides that our decision to opt in to the extended transition period for complying with new or revised accounting standards is irrevocable.

Following the date of this prospectus, we will also be a “smaller reporting company” under the Exchange Act. Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act. As a “smaller reporting company” we are not required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; and

•

present more than two years of audited financial statements in our registration statements and our annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports.

Risks Related to seriesOne and our seriesOne Software Platform

We are a start-up company, and we may be unable to generate significant revenues and may never become profitable.

We are a start-up company that has not generated revenue to date and we may incur significant operating losses for the foreseeable future. We may not be able to validate and create business to business market for web technology and infrastructure to support online crowd funding and financing platforms and portals in a manner that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can raise sufficient capital in the public and/or private markets; successfully develop a fully functional web platform for startups and other companies who desire to launch their own crowd lending platform; build a pipeline of businesses seeking such services from us, develop and maintain relationships with key strategic partners that will be necessary to optimize the market value of our services; respond effectively to competitive pressures; or recruit and build a management team to accomplish our business plan. If we are unable to accomplish these goals, our business is unlikely to succeed.

Because of our limited operating history, we may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls.

We have only a limited operating history from which to evaluate our business. We have not generated any revenues to date. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development. We may not be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

Because of this limited operating history and because of the emerging nature of the markets in which we compete, our historical financial data is of limited value in estimating future operating expenses. Our budgeted expense levels are based in part on our expectations concerning future revenues.

We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for our product could have an immediate and material adverse effect on our business, results of operations, and financial condition.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as any indication of our future performance. Our quarterly and annual expenses are likely to increase substantially over the next several years, and revenues from the sale of our services may not meet our expectations. Our operating results in future quarters may fall below expectations. Any of these events could adversely impact our business prospects and make it more difficult to raise additional equity capital at an acceptable price per share. Each of the risk factors listed in this "Risk Factors" section may affect our operating results.

Our business, the design of our product may change and evolve over time.  Furthermore, we compete in an unpredictable industry against companies in the same business that have substantially more capital than we do and have existing distribution systems well established.  Our ability to succeed depends on our ability to execute our business plan including navigating regulatory hurdles, launching a fully featured product and attracting both businesses seeking loans and investors interested in making loans. As such, our actual operating results may differ substantially from our projections.

If we lose or fail to retain the services of key management personnel, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of our management team and consultants. Michael Mildenberger is our sole employee.  All other members of our management team are operating as consultants.  The loss of any of the members of our management team could materially harm our business.  At this time, seriesOne does not maintain key man life insurance policies on any officer of the company.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals.  Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization.  Competition in our industry for qualified personnel is intense, and it is likely that certain of our competitors will directly target certain of our employees and consultants.  Our continued ability to compete effectively depends on our ability to retain and motivate our existing personnel.

We may not successfully manage any growth that we may experience.

Our success in marketing our service will depend upon our ability to implement effective public relations, build a trusted brand, run strong campaigns in social media and search marketing and develop affiliate programs that attract customers. To manage growth generated by these channels, we may in the future need to further scale our staffing and technical infrastructure. If we are unable to manage our growth effectively, our business would be harmed.

We have a limited operating history. As a startup company who provides a service to other online startup companies in the early stages of development, we face increased risks, uncertainties, expenses and difficulties.

If we are successful, the number of startup crowd funding companies using our product could increase, which will require us to increase our facilities, personnel and infrastructure in order to accommodate the greater servicing obligations and demands on us. The seriesOne software platform is dependent upon our software and website.  We must constantly add new hardware and update our software and website, expand our customer support services and add new employees to maintain the operations of the seriesOne software platform, as well as to satisfy our servicing obligations on clients. If we are unable to increase the capacity of the seriesOne software platform and maintain the necessary infrastructure, our clients may experience delays in receipt of payments or other aspects of processing transactions, and periodic downtime of our systems.

If our startup clients are unable to increase their transaction volumes, our business and results of operations will be adversely affected.

To succeed, we must help increase the transaction volumes on clients who use the seriesOne software platform for their platforms. They will need to attract a large number of investors and issuers or borrower members in a cost-effective manner, many of whom have not previously participated in crowd funding. If our clients are not able to attract qualified investors, issues and borrower members and sufficient purchase commitments, they will not be able to increase their transaction volumes and our revenues will be impacted. Additionally, we rely on a variety of methods to drive qualified traffic to our website for new leads. If we are unable to use any of our current or future marketing initiatives or the cost of these initiatives were to significantly increase, we may not be able to attract qualified leads in a cost-effective manner and, as a result, our revenue and results of operations would be adversely affected, which may impair our ability to maintain the seriesOne software platform.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The crowd funding market is competitive and rapidly changing. With the introduction of new technologies and the influx of new entrants, we expect competition to persist and intensify in the future, which could harm our ability to generate new clients who desire to use the seriesOne software platform as their crowd funding platform. Our principal competitors include major third-party web developers, IT consulting firms, other established crowd funding platforms who desire to white label and license their technology, among others. We believe that our clients will face direct competition from established crowd funding platforms such as weFunder, Indigogo and StartEngine and this competition may be a significant barrier to entry for them and affect our ability to continue to generate revenue based off of their operations.

Competition could result in reduced clients, reduced fees or the failure of our product to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we may experience new competition from more established Internet companies, such as eBay Inc., Google Inc. or Yahoo! Inc., possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the crowdfunding infrastructure and technology space, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed. Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we are unable to compete with such companies and meet the need for innovation, the demand for our platform could stagnate or substantially decline.

If we fail to promote and thereafter maintain our brand in a cost-effective manner, we may be unable to gain market share or lose market share and our revenue, if any, may decrease.

We believe that developing and maintaining awareness of the seriesOne brand in a cost-effective manner is critical to achieving widespread acceptance of social lending through seriesOne and attracting new clients. Furthermore, we believe that the importance of brand recognition will increase as competition in crowd funding technology solutions increases. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and the experience of our clients using the seriesOne software platform. These brand promotion activities may not yield increased revenues and, even if they do, any revenue increases may not offset the expenses we incur to promote our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may lose clients to our competitors or be unable to attract new clients, which would cause our revenue to decrease and may impair our ability to maintain the seriesOne software platform.

We rely on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the member loans may be adversely affected.

Our software incorporates licensed plugins and functionalities licensed from third parties, including payment and compliance software licensed from third party providers such as FundAmerica and iDisclose and management software from Salesforce. Although these functionalities constitute a small portion of our technology offering, these services and licenses may not continue to be available on commercially reasonable terms, or at all. If we cannot continue to obtain these services, or if we cannot transition to another service provider quickly, our ability to process operate the seriesOne software platform could suffer.

We do not have a license to the “SeriesOne” trademark.

The SeriesOne trademark is owned by Funding Wonder, Inc., our affiliate and a significant shareholder. We are currently using the trademark with their permission, but we do not have a written license or other agreement granting us specific rights in the trademark. Should Funding Wonder, Inc. elect to revoke this permission, we would have to change our name and branding at a significant cost.

If the security of our members’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, secure information may be stolen, our reputation may be harmed, and we may be exposed to liability.

Our software platform stores a client’s investor and other personally-identifiable sensitive data. Any accidental or willful security breaches or other unauthorized access could cause secure information to be stolen and used for criminal purposes. Security breaches or unauthorized access to secure information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any of our members' data, our relationships with our members will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting services may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our members to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose clients.

Our ability to maintain accurate accounts may be adversely affected by computer viruses, physical or electronic break-ins and similar disruptions.

The highly automated nature of the seriesOne software platform may make it an attractive target and potentially vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. If a computer hacker were able to infiltrate the seriesOne software platform as implemented by any client, our clients’ users would be subject to an increased risk of fraud or borrower identity theft, and might may not receive the payments that they expect to receive. Hackers might also disrupt the accurate processing and posting of payments to accounts or cause the destruction of data and thereby undermine rights to repayment. While we have taken steps to prevent hackers from accessing the seriesOne software platform, if we are unable to prevent hacker access, our ability to fulfill our obligations to our clients and to maintain the seriesOne software platform would be adversely affected.

Any significant disruption in service on our website or in our computer systems could reduce the attractiveness of our product as a platform and result in a loss of clients.

If a catastrophic event resulted in a platform outage and physical data loss, our ability to perform our servicing obligations would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, level of customer service, reputation and ability to attract new clients and retain existing clients.

Risks Related to Our Intellectual Property

It may be difficult and costly to protect our intellectual property rights, and we may not be able to ensure their protection.

Our ability to maintain the seriesOne software platform, in part, upon our proprietary technology. We may not protect our proprietary technology effectively, however, which would allow competitors to duplicate our products and adversely affect our ability to compete with them. A third party may attempt to reverse engineer or otherwise obtain and use our proprietary technology without our consent. In addition, the seriesOne software platform may infringe upon claims of third-party patents, and we may face intellectual property challenges from such other parties. We may not be successful in defending against any such challenges or in obtaining licenses to avoid or resolve any intellectual property disputes. Furthermore, our technology may become obsolete, and there is no guarantee that we will be able to successfully develop, obtain or use new technologies to adapt the seriesOne software platform to compete with other person-to-person lending platforms as they develop. If we cannot protect our proprietary technology from intellectual property challenges, or if the product becomes obsolete, our ability to maintain the product or perform our obligations to our clients, we could be adversely affected.

Risks Relating to Compliance and Regulation

Our clients are dependent on a favorable government regulatory environment over which we have limited control.

Our clients are subject on rules promulgated by the SEC and rules and regulations of FINRA.  Particularly, our clients offering securities pursuant to Regulation CrowdFunding must comply with those rules as they pertain to portals and must have the necessary technological requirements to facilitate issuer compliance. Similarly, such portal operators must be approved by FINRA and must also comply with their rules. Those offering securities Regulation D must comply with such section. If the rules are repealed or modified, our business prospects will be harmed. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of loans and investments our clients originate or facilitate using a funding portal based on the seriesOne software platform.

Although our software platform is designed to help our customers be compliant with the applicable rules and regulations, it is not a compliance software, it has not be approved by the SEC, FINRA or any other state or federal regulator and it may not always have been, and may not always be, in compliance with these laws. Compliance with these requirements is also costly, time-consuming and limits our operational flexibility.

As Internet commerce develops, federal and state governments may draft and propose new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to social lending. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our members in the form of increased fees. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of consumer lending, which would adversely affect the viability of the seriesOne software platform.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Various statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived from utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

•

our ability to continue as a going concern;

•

our history of losses which we expect to continue;

•

our ability to raise sufficient capital to fund our company;

•

the limited experience of our management in the operations of a public company;

•

potential weaknesses in our internal control over financial reporting;

•

increased costs associated with reporting obligations as a public company;

•

a limited market for our common stock and limitations resulting from our common stock being designated as a penny stock;

•

our management controls the voting of our outstanding securities; and

•

risks associated with our status as an “emerging growth company.”

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in “Risk Factors.” Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2018. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

March 31, 2018 (Unaudited)
Related party promissory note	$ 50,000
Common stock, $0.0001 par value, 100,000,000 shares authorized, 32,760,598 shares outstanding	3,276
Additional paid-in capital	2,048,555
Accumulated deficit	(599,704)
Total stockholders’ equity	1,452,127
Total capitalization	1,502,127

SELLING STOCKHOLDERS

At March 31, 2018 we had 33,369,269 shares of our common stock issued and outstanding. Of those shares, 608,671 shares were subject to rescission. The rescission offer expired on July 25, 2018 and only one shareholder exercised his right to rescission for a total of 22,389 shares (the “Rescission Shares”). The Rescission Shares were repurchased by the Company on or about July 31, 2018 for total consideration of $1,500. After the rescission offering and the repurchase of the Rescission Shares as of July 31, 2018, the Company had 33,346,880 shares of common stock issued and outstanding. This prospectus relates to periodic offers and sales of up to 33,346,880 shares of our outstanding common stock by the selling stockholders listed below, including 15,000,000 shares owned by our executive officers, directors and their affiliates. These shares include:

•

14,250,000 shares of our $0.001 par value common stock were issued on August 11. 2017 to our affiliate, Funding Wonder, Inc., in consideration for the acquisition of our software platform which was valued at $817,469;

•

750,000 shares of our $0.0001 par value common stock were issued on August 11, 2017 to our affiliate, Funding Wonder, Inc., in consideration for certain rights and services which was valued at approximately $50,000;

•

2,550,000 shares of our $0.0001 par value common stock were sold in private offerings at an offering price of $0.067 per share; and

•

15,819,269 shares of our $0.0001 par value common stock were sold in private offerings between November 2017 and March 2018 at an offering price of $0.067 per share, of which 608,671 shares of common stock were subject to a rescission offering and 22,389 shares were repurchased pursuant to the rescission offering.

We are registering the shares to permit the selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest to, from time to time, sell any or all of their shares of common stock in the over the counter market, on any stock exchange, market or trading facility on which the shares are traded or in private transactions when and as they deem appropriate in the manner described in the “Plan of Distribution.”

The following table sets forth as of the date of this prospectus:

•

the name of each selling stockholder;

•

the number and percentage of shares of our common stock beneficially owned by each selling stockholder prior to the offering for resale of the shares under this prospectus;

•

the number of shares of our common stock beneficially owned by each selling stockholder that may be offered from time to time under this prospectus; and

•

the number and percentage of shares of our common stock beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder).

Beneficial ownership is determined in accordance with the rules of the SEC, and includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Information on beneficial ownership of securities is based upon a record list of our stockholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling stockholders may be offered hereby. Because the selling stockholders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling stockholders upon termination of any offering made hereby.

Name of Selling Stockholder (1)	Number of Shares Owned	Shares to be Offered	Shares to be Owned After Offering (2)	Percentage to be Owned After Offering (3)
Degastone	1,275,000	1,275,000	-	0.0%
Kozia, Krina	1,275,000	1,275,000	-	0.0%
Funding Wonder (4)	15,000,000	15,000,000	-	0.0%
Jurado, Julieta Gianna (5)	373,135	373,135	-	0.0%
Ortega, Magdalena (5)	373,135	373,135	-	0.0%
Penaloza, Yanira Lineth (5)	373,135	373,135	-	0.0%
Thompson, Randy (5)	447,762	447,762	-	0.0%
Yang, Faxiu (5)	44,777	44,777	-	0.0%
Mellor, Spencer Albert (5)	149,254	149,254	-	0.0%
Danos, Panajotis (5)	30,000	30,000	-	0.0%
Danos-Suter, Jannine (5)	30,000	30,000	-	0.0%
Papaioannou, Nikolaos (5)	15,000	15,000	-	0.0%
Papaioannou, Stavroula (5)	15,000	15,000	-	0.0%
Patterson, Sofia (5)	15,000	15,000	-	0.0%
Sicobeanu, Milian (5)a	30,000	30,000	-	0.0%
Patterson, David Mark (5)	15,000	15,000	-	0.0%
Juma, Shamir (5)	150,000	150,000	-	0.0%
Papadopoulos, Ioannis (5)	75,000	75,000	-	0.0%
Dot Capital Finance LLC (5)	22,389	22,389	-	0.0%
Mendonca, Catharina (5)	12,000	12,000	-	0.0%
Ungar, Caristy (5)	14,926	14,926	-	0.0%
Valentino, Vincent (5)	15,000	15,000	-	0.0%
Finn, James H. (5)	29,851	29,851	-	0.0%
Fin, Brett T. (5)	22,389	22,389	-	0.0%
Stocco, Jonathan (5)	75,000	75,000	-	0.0%
Gorog, Roger (5)	15,000	15,000	-	0.0%
Franchi, Luca (5)	37,314	37,314	-	0.0%
Krasnits, Galina (5)	37,314	37,314	-	0.0%

Al Arostegui P.A. (5)	29,851	29,851	-	0.0%
Latchman, David Leonard (5)	1,115,000	1,115,000	-	0.0%
Petrovic, Amanda (5)	100,000	100,000	-	0.0%
1057111 Ontario Limited (5)	150,000	150,000	-	0.0%
LDL Corp (5)	370,000	370,000	-	0.0%
Graff, Glenn (5)	100,000	100,000	-	0.0%
DeZwirek, Jason (5)	100,000	100,000	-	0.0%
Dellelce, Perry N. (5)	100,000	100,000	-	0.0%
Kenjeev, Alex (5)	287,090	287,090	-	0.0%
O'Leary Productions USA LLC (5)	1,626,866	1,626,866	-	0.0%
Sodor Ventures Inc. (5)	746,269	746,269	-	0.0%
Stilos, Kalliopi (5)	373,135	373,135	-	0.0%
Mantouvalos, Panagiotis (5)	75,000	75,000	-	0.0%
Simopoulos, Dimitrios (5)	75,000	75,000	-	0.0%
Benjamin Company S.A. (5)	1,044,777	1,044,777	-	0.0%
Coral Oak Company S.A (5)	1,044,777	1,044,777	-	0.0%
Deluxe Prosperity LTD. (5)	746,269	746,269	-	0.0%
Eagle Wealth LTD. (5)	1,044,777	1,044,777	-	0.0%
Precision Elite Group Ltd. (5)	1,044,777	1,044,777	-	0.0%
Heroux, Johanne (5)	74,627	74,627	-	0.0%
Huang, Ru (5)	74,627	74,627	-	0.0%
Nektarios Boutsalis (5)	373,209	373,209	-	0.0%
OMG LOL Ltd. (5)	447,762	447,762	-	0.0%
The Stone Hedge Ltd. (5)	149,254	149,254	-	0.0%
Gibbons, Glen (5)	1,500,150	1,500,150	-	0.0%
Golini, Wendy (5)	15,000	15,000	-	0.0%
Gagliardi, Jon (5)	15,000	15,000	-	0.0%
Atkinson, Brian Richard (5)	15,000	15,000	-	0.0%
McLeod, Jason (5)	15,000	15,000	-	0.0%
Denysenko, Kateryna (5)	22,389	22,389	-	0.0%
Taylor, Phillip (5)	14,926	14,926	-	0.0%
Turayeva, Anna (5)	22,389	22,389	-	0.0%
Saviano, Joseph (5)	11,195	11,195	-	0.0%
Dubouskaya, Katerina (5)	22,389	22,389	-	0.0%
Kreitlow, Clay (5)	15,000	15,000	-	0.0%
Flaherty, Sean Patrick (5)	15,000	15,000	-	0.0%
Zoss, Kevin (5)	29,851	29,851	-	0.0%
Waterhouse, Nicholas	7,463	7,463	-	0.0%
Zoss1, Howard (5)	14,926	14,926	-	0.0%
Cox, Darren (5)	37,314	37,314	-	0.0%
Scannell, Riley Mclean (5)	14,926	14,926	-	0.0%
Zoss, Andrew Jordan (5)	14,926	14,926	-	0.0%
McCrone, Robert Aldridge (5)	29,851	29,851	-	0.0%
Wynbrandt, Stephanie (5)	14,926	14,926	-	0.0%
Grinberg, David (5)	7,463	7,463	-	0.0%
Schneider, David Bruce (5)	7,463	7,463	-	0.0%
Bochman, Alan (5)	7,463	7,463	-	0.0%
Zoss, Howard (5)	59,702	59,702	-	0.0%
Schneider, David Bruce (5)	7,463	7,463	-	0.0%
Blaustein, Linda (5)	14,926	14,926	-	0.0%
Blaustein, Linda (5)	14,926	14,926	-	0.0%
Ramon, Borja Zamora (5)	74,627	74,627	-	0.0%

Dubouskaya, Katerina (5)	14,926	14,926	-	0.0%
ATUL Inc (5)	14,926	14,926	-	0.0%
Schneider, David Bruce (5)	14,926	14,926	-	0.0%
Total	33,346,880	33,346,880	-	0.0%

(1)

The address of the security holder is the Company’s address.

(2)

Assumes that all of the shares offered hereby are resold and that shares owned before the offering but not offered hereby are not sold.

(3)

Based on 33,346,880 shares of our common stock as of July 31, 2018.

(4)

Includes shares held by the Company’s officers and directors.

(5)

Shares issued in a private placement pursuant to Regulation D.

Except as set forth above, none of the selling stockholders are broker-dealers or affiliates of broker-dealers. None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section. We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling stockholders.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of our common stock may be offered and sold by selling stockholders at a fixed price of $0.10 per share or such other amount as agreed upon by the parties until our common stock is quoted on either the OTCQX or OTCQB tiers of the OTC Markets and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date that this registration statement is declared effective by the SEC;

•

in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an option exchange or otherwise;

•

any other method permitted pursuant to applicable law; and

•

a combination of any such methods of sale.

The selling stockholders may also sell shares under Rule 144 under the Securities Act if available, rather than under this prospectus.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Broker-dealers engaged by the selling stockholders may arrange for broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Upon a selling stockholder’s notification to us that any material arrangement has been entered into with a broker-dealer for the sale of such stockholder’s common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act disclosing:

•

the name of each such selling stockholder and of the participating broker-dealer(s);

•

the number of shares involved;

•

the price at which such shares of common stock were sold;

•

the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•

that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, assignees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed any necessary supplements to this prospectus under Rule 424(b), or other applicable provisions of the Securities Act supplementing or amending the list of selling stockholders to include such donee, assignee, transferee, pledgee, or other successor-in-interest as a selling stockholder under this prospectus.

Certain of the selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such persons and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of common stock will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that he, she or it acquired the securities subject to this registration statement for his/her own account for investment and not for the benefit of any other person and not with a view to distribute or sell in violation of the Securities Act or any state securities laws or rules and regulations promulgated thereunder. At the time each selling stockholder acquired his, her or its respective shares, such selling stockholder was not a party to an agreement or understanding to distribute the shares, directly or indirectly.

If a selling stockholder uses this prospectus for any sale of the common stock, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will also be responsible to comply with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling security holders or any other such person. Any selling stockholder who is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M will not be permitted to engage in short sales of common stock. Further, under Regulation M, persons engaged in distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

THE COMPANY

Overview

We are a financial technology start-up formed in July 2017 for the express purpose of marketing our proprietary, web-hosted financing platform to potential clients who desire to launch and operate an online funding portal in compliance with applicable securities laws. We believe our company could enable a new generation of online financing technology software solutions. Our turn-key online, cloud-based hosted “white label” financing platform, or “software platform”, will enable our clients to launch their own online funding portals under their own domains and branding with the goal of facilitating capital raising from private investors by small to medium sized enterprises for capital intensive projects. With the assistance of our technology, clients will be able to operate online crowd funding portals on which entrepreneurs, issuers, intermediaries, and investors will meet and investors may review investment opportunities, invest and manage their investments in a secure and compliance regulated online forum that is hosted by us, but managed by our clients and branded under our clients’ names. Our software platform was initially developed by Funding Wonder, Inc., our affiliate, and contributed to us in August 2017 in exchange for 14,250,000 shares of our common stock and a license fee of $40,000. Funding Wonder, Inc. is our largest shareholder and has retained a royalty free non-exclusive license to use the software platform in perpetuity in connection with its own crowd funding platform found at www.seriesone.com.  The Company does not have any direct financial or economic interest in Funding Wonder or the platform.

Pursuant to the 2012 JOBS Act, the SEC and FINRA have implemented rules and regulations, which allow a company subject to certain limitations to raise capital by generally soliciting equity or debt-based investments. Our software platform and related technology solution is designed to enable our clients to be substantially SEC, FINRA, and broker-dealer compliant; provided, however, it will be the customer’s obligation to operate its platform in a compliant manner.

The Company has entered into an agreement with Dynamo Development, Inc., a Delaware corporation. for the continued development, maintenance and support related to our software.

We believe that the timing is optimal to introduce a new online cloud-based hosted white label financing platform to the market not only because the regulatory environment is now in place, but also because the declining supply of capital available to small and medium size businesses by traditional financial institutions.

Alternative capital raising by businesses is on the rise. In 2016, $119.6 billion was deployed by financial technology, or “fintech,” companies worldwide, including companies in the U.S. such as WeFunder, AngelList, Crowdfunder and Our Crowd (Digital Market Outlook, 2016). Through 2021, the expected compound annual growth rate for US alternative capital deployed through fintech companies is 50%, totaling $81.6 billion in 4 years.

BUSINESS FINANCE SEGMENT WILL QUADRUPLE

Global segment sizes and growth rates

Global[1] FinTech Transaction Value — *CAGR[2] 16 – 21*

in million US$ by segment

6,962,224
2,600,853
4,644,250
2,221,688
565,187
119,599
259,566
1,752,788
2016
2021
FinTech:
Digital Payments:
Business Finance:
Personal Finance:
+21.8% p.a.
+15.9% p.a.
+36.4% p.a.
+46.5% p.a.

1: Only includes countries listed in the Digital Market Outlook
2: CAGR: Compound Annual Growth Rate/ average growth rate per year
Source: Digital Market Outlook 2016

© Statista Digital Market Outlook

9

As businesses increasingly seek to raise alternative capital we believe that the landscape of traditional investment banking will continue to be disrupted by online financing portals. First, we believe that many investment banks will establish their own financing portals to simplify and accelerate their operations. Second, we think that new companies, who have access to deal flow and/or large followings of potential investors, could emerge in the near future. Third, the increasing use of cryptocurrencies as a method to raise capital has added to the growing fintech industry and we plan to add functionalities to the software which would allow payment by investors in Bitcoin and Ether. Our goal is to enable these potentially hundreds of financing portals with its easy, ready to use compliant software platform.   The ability to accept payment in the form of Bitcoin or Ether will require the establishment of wallets and cooperation with one or more exchanges to facilitate conversion to fiat.  The Company does not currently have this capability but anticipated adding this in the future.

Our Software Platform - How It Works

We believe our software platform is an economical way for our potential clients to create and operate a compliant crowdfunding platform that will allow issuers to market and sell investments to accredited and non-accredited investors online. Our hosted software platform is designed to be one of the first white label platform solutions that allows operators to host offerings of debt and equity securities in a compliant manner.

seriesOne’s software platform is designed to be a solution that is streamlined for ease of use by our clients, including:

•

our clients will license a hosted software platform from us and pay a software service fee to launch their proprietary funding portals;

•

potential investors will be able to scan offerings on our clients’ funding portals, and instantly subscribe to investments online; and

•

successful investments close online and seriesOne receives a quarterly technology license fee from its clients.

Our software platform consists of the following three main parts:

Web Front-End

Investor – Dashboard

Register an account, edit account information, review educational materials, make and track investments, monitor investment performance, related documents, payment schedules and earnings payments, post comments and ask questions for the Issuer.

Investment exchange

The investment exchange is the investment marketplace. Investment opportunities are posted by issuers, investors can browse and filter the investment offerings and view the investment details. Investors can thereafter invest and the issuer can accept the investment. Once an investment offering is subscribed (in whole or in part) our technology starts the closing process, in which all closing documents get signed by all parties electronically and funds get disbursed to the issuer.

Issuer – Dashboard

Register an account, edit account info, fill out application forms, upload all relevant information and documents for your project including disclosure documents, subscription or purchase agreements, corporate documents, videos and images, track your investors, monitor payment schedules and receive payment alerts, answer questions of investors.

Back End

Portal Control Center

The Portal Control Center is the back office and based on the cloud computing concept, it enables any Portal Manager to control and manage any aspect of his Financing Portal remotely at any time.

Data Storage

The software allows all relevant business, investor and transaction data to be securely stored in a central location in the cloud. Any activity, change and communication on the platform is recorded and stored in order to provide a full audit trail ensuring SEC/FINRA compliance requirements.

Workflow

The Portal Control Center streamlines all workflows. It automates the onboarding process of businesses and their due diligence with built in approval features for each step of the way to ensure compliance and quality of all business listings. The Portal Control Center also automates the investment process from investor registration, investor accreditation, income verification, identification verification, online escrows, online payments, e-signing of all relevant closing documents and payments to complete the investment.

Customer Management and Support

The Portal Control Center also has a fully customizable Customer Relationship Management system as well as Customer Support Desk embedded.

Reporting

The Portal Control Center provides a set of standardized reports. In addition, the portal operator can easily create additional customized reports, needed to control and measure the key performance indicators of the funding portal.

Gateways

Our flexible software platform architecture allows us to plug third party software and service provider through our gateway layer. This enables us to use best in industry providers for payment and compliance services.

Payments

Our software platform creates escrow accounts with Prime Trust to collect and manage funds which are raised from investors during any financing campaign listed on the investment exchange. The investor can transfer its investment money into the escrow via ACH, wire transfer, credit or debit card. We also intend to have our software allow for the acceptance of crypto currencies in the near future.

Once the goal of the campaign is reached and all closing documents are signed, the money in the escrow account will be disbursed to the issuer and the escrow will be closed. In case the issuer raises debt, our software platform handles the loan servicing, including monthly collection and transfer of principal and interest payments to the investors.

Compliance

Our Compliance Gateway will seek to provide our clients with all necessary compliance features such as anti-money laundering checks of investors and businesses, “Bad Actor” checks, investor accreditation, investor identification verification, blue sky compliance software, and collateralization of debt notes as well as equity shares, automatic Form C and private placement memorandum creation software and Form C filings with the SEC Edgar online database. We also have an in-house compliance professional services team, which will advise our clients on any further compliance requirements related to their operation of a Funding Portal, such as marketing for Regulation CF offerings.  These resources will be included as part of the products and services we provide.

Additional Services

Based on our clients’ requirements, seriesOne can also connect and integrate easy and fast to other third party providers, such as credit reporting agencies, credit score card providers, business due diligence technology providers and digital marketing platforms.

Market Analysis and Competition

The market of alternative financing is still in its early stages. Although the online financing market is rapidly growing, based upon our internal research we believe that most of the funding portals were forced to spend a large amount of time and money on software development and compliance. Currently, we believe that there is only a handful of companies which provide turn key software solutions. In general, these solutions are designed to speed up the go to market time, reduce capital investments, take advantage of best practices, be more secure and scalable and reduce the overall project risks by providing valuable expertise on markets, products and tactics.

To the best of our knowledge, our competitors are private companies operating relatively small organizations with either no external financing from institutional investors or limited early stage financing. Some of them are based outside the United States, such as Katipult or Crowdforce. Others only offer industry specific solutions such as Groundbreaker for Real Estate. We believe that seriesOne will be able to effectively compete because:

•

Our management team has first-hand experience with building and operating their own funding portal including to obtain all required SEC/FINRA registrations and licenses for the affiliated entity SeriesOne, LLC;

•

In order to offer a real turn key solution, we provide our clients the opportunity to outsource all aspects of compliance to us; and

•

Our solution is cloud-based, suitable for different industries and includes all aspects and features for debt and equity.

Competitor Overview

Government Regulation

With the passing of the JOBS Act in 2012, the SEC laid the framework for how capital could be raised by allowing companies to use the Internet and social media to sell securities via general solicitation. Equity crowdfunding under these new regulations is used to facilitate financing online that has changed how capital is raised forever. Below is a brief overview of the new rules that permit selling securities online. We believe our software platform is or will be substantially in compliance with all of these regulations.

Regulation D 506(c) and 506(b) (Unlimited Raise Amounts – Simple Form)

•

Regulation D provides the most common regulatory exemption used by crowdfunding portals today. Under Rule 506(c), issuers may solicit verified accredited investors for investment in their offerings. 506(b) is used by issuers to conduct private offerings without general solicitation to potential investors with which the issuer has a pre-existing and substantial relationship. Companies relying on the Rule 506 exemptions can raise an unlimited amount of money.

The seriesOne technology has been designed to facilitate both 506(c) and 506(b) offerings.

Regulation A+ (Tier 2 – Up to $50 Million – Requires Approval)

•

Regulation A+ is a registered offering that must be qualified by the SEC. This allows issuers to raise up to $50 million from both accredited and non-accredited investors once offering is approved. The securities offered under Regulation A+ are unrestricted.

•

Regulation A+ offers two tiers of offerings: the first tier for offerings of up to $20 million and the second tier for offerings of up to $50 million, each within a 12-month period.

•

Permits general solicitation.

•

Preempt state securities laws that regulate the offering inside their borders.

seriesOne software enables our customers and their issuer clients to conduct offerings which are structured to be compliant with Regulation A+.

Regulation Crowdfunding

(Up to $1,070,000 from all U.S. investors, subject to individual investment limitations)

•

Regulation CF, or “Reg CF,” was approved on October 30, 2015, allowing U.S. entities to offer securities to anyone in the U.S. through licensed funding portals or broker-dealers;

•

the amount raised must not exceed $1,070,000 in a 12-month period;

•

individual investments in all crowdfunding issuers in a 12-month period are limited to:

o

the greater of $2,200 or 5 percent of the lesser of the investor’s annual income or net worth, if either the investor’s annual income or net worth of the investor is less than $107,000; and

o

10% of annual income or net worth (not to exceed an amount sold of $107,000), if annual income or net worth of the investor is $107,000 or more; and

•

transactions must be conducted through an intermediary that either is registered as a broker-dealer or is registered as a new type of entity called a “funding portal.”

The seriesOne platform has been designed to facilitate compliance with the regulations by platform operators so that these operators can become licensed with FINRA and the SEC and allow issuers to conduct Regulation CF offerings on their portal.

Sales and Marketing

The goal of our sales and marketing initiatives is to make seriesOne the leading fund raising and investment technology in the marketplace on the Internet.

Market Entry

Our market entry strategy is to secure three or more marquee clients that represent highly strategic verticals for seriesOne. These verticals represent areas of funding concentration that provide the most potential for seriesOne services.

Based on our market research and the initial response from potential clients, we believe that we can attract and acquire clients in the following industry verticals:

Media and entertainment

A vertical that covers all media, games, movies and television. We believe the financing needs of the entertainment vertical are growing rapidly. This is a result of the growth of streaming entertainment and alternative production companies like Netflix and Amazon.

Real estate

We believe that real estate provides the deepest pool of investors for both debt and equity investment and online financing of real estate projects appear to increase aggressively.

Financial Services and Investment Banking

This vertical represents large transactions measured in dollars, attracts online investors and can benefit from process efficiencies in utilizing online funding portal technology.

In order to build a strong client base, we intend to execute the following steps within the next 12 months:

Launch Platform with Key Clients

It is our goal to acquire a key client in each one of our targeted verticals. A key client is defined as an organization with a strong brand, access to significant deal flow and investor capital, which potentially gives us large exposure in the market and brand recognition.

Through the relationships of parent company and its principals and our management, we have signed our first client in the Real Estate vertical and are building an initial pipeline of potential key clients. We started the implementation of our solution for our first client in March 2018 and we expect this financing solution to be ready for its initial soft launch in May 2018. To the best of our knowledge, our client plans their official launch in June 2018, and it is expected that they will be supported by a large marketing and public relations campaign.

Funding Wonder, Inc. has a license to the technology and will use the technology for its platform located at www.seriesone.com (the “seriesOne Platform”). The seriesOne Platform will allow issuers to host offerings under Regulation CF through portions of the platform operated by SeriesOne, LLC, an SEC and FINRA licensed funding portal and through Regulation D and Regulation A+ through the portions of the platform operated by SeriesOne Capital, LLC.  Both SeriesOne, LLC and SeriesOne Capital, LLC are owned by Funding Wonder, Inc.  Although Funding Wonder, Inc., is the largest shareholder of the Company, the Company does not have any financial, economic or other interest in Funding Wonder, Inc., SeriesOne LLC or seriesOne Capital, LLC.  Despite the shared name, these entities operate independently of the Company.

Build brand awareness through marketing/trade shows

In 2018, we expect to attend multiple industry conferences to develop the market for existing and future investment funding platform parties to launch their own online funding portals. These conferences include Money20/20.

Establish Direct Sales Channel

A direct sales strategy is expected to be implemented in the third quarter of 2018. Focus will be on educating potential clients on cloud-based funding technology and SEC, FINRA and broker-dealer compliance. We intend to hire a key account sales expert for each one of the verticals, who has extensive experience in selling cloud-based solutions to corporate clients in the respective industries during this same period.

Marketing Activities

Sales and marketing efforts are designed to attract online funding portals to our turn-key financing platform.

We intend to apply a mix of marketing methods to attract clients, consisting of online and mobile marketing as well as public relations and events. These include:

•

Search engine marketing: SEO / SEM;

•

Content marketing: websites, blogs, newsletters;

•

Social media marketing: Facebook, LinkedIn, Twitter, blogs;

•

Participation in industry trade events and shows;

•

Press releases and public speaking;

•

Email marketing;

•

Listing in directories;

•

Videos on YouTube, Vine, etc.; and

•

Retargeting

In addition, we will seek to systematically develop marketing channels through future joint venture partners that work to leverage their existing relationships and co-investors.

Revenue Model

Our revenue model is driven by one-time fees, on-going monthly fees and technology fees as follows:

•

One-time fees for client setup, website integration and for customization requests from clients;

•

Monthly fees for on-going management of regulation compliance and the use of the seriesOne online platform, including storage of all transaction data, investor information, contacts, compliance proof and reports generated by the seriesOne platform; and

•

Share of transaction fees generated on a client’s online portal but only to the extent that such transaction fees are not considered commissions or commission-based.

Jumpstart Our Business Startups Act

The JOBS Act provides, among other things:

•

exemptions for “emerging growth companies” from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

•

amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Exchange Act.

In general, under the JOBS Act a company is an “emerging growth company” if its initial public offering, or “IPO”, of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an “emerging growth company” after the earliest of:

•

the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more;

•

the completion of the fiscal year of the fifth anniversary of the company's IPO;

•

the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

•

the company becoming a "larger accelerated filer" as defined under the Exchange Act.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact our company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an “emerging growth company” pursuant to the Securities Act will differ from registration statements filed by other companies as follows:

•

audited financial statements required for only two fiscal years;

•

selected financial data required for only the fiscal years that were audited; and

•

executive compensation only needs to be presented in the limited format.

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the rules and regulations of the SEC already provide certain of these exemptions for smaller reporting companies. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs to include audited financial statements for its two most current fiscal years with no required tabular disclosure of contractual obligations. Upon the effectiveness of the registration statement of which this prospectus is a part, we will be considered a smaller reporting company for SEC reporting purposes.

The JOBS Act also exempts a company's independent registered public accounting firm from having to comply with any rules adopted by the Public Company Accounting Oversight Board, or “PCAOB”, after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule. The JOBS Act further exempts an “emerging growth company” from any requirement adopted by the PCAOB for mandatory rotation of a company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the company's independent registered public accounting firm to file a report on the company's internal control over financial reporting, although management of the company is still required to file its report on the adequacy of the company's internal control over financial reporting, unless the company is otherwise exempt from this requirement based upon its status as a smaller reporting company. Section 102(a) of the JOBS Act exempts “emerging growth companies” from the requirements in §14A(e) of the Exchange Act for companies with a class of securities registered under that act to hold shareholder votes for executive compensation and golden parachutes; smaller reporting companies are not subject to this requirement.

Other Items of the JOBS Act. The JOBS Act also provides that an “emerging growth company” can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The JOBS Act also permits research reports by a broker or dealer about an “emerging growth company” regardless of whether such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of research reports on the “emerging growth company’s” IPOs.

Section 106 of the JOBS Act permits “emerging growth companies” to submit registration statements under the Securities Act on a confidential basis provided that the registration statement and all amendments thereto are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow “emerging growth companies” to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standard. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of the transition period.

Employees

As of July 31, 2018, we had 1 full-time employee and several independent contractors.

Properties

We maintain office space at 175 SW 7th Street, Suite 1800, Miami, Florida 33130, pursuant to an office sublease agreement with Funding Wonder, Inc., an affiliate. The office sublease agreement is a month to month lease that can be terminated by either party with thirty-days’ notice and provides for monthly rent of $5,600.

Legal Proceedings

We are not a party to any pending legal proceedings.

History of Our Company

Our company was formed under the laws of the State of Delaware in July 2017 initially under the name Finfora, Inc. In March 2018 we changed our name to seriesOne, Inc.

On August 11, 2017, we entered into a Contribution and License Agreement with Funding Wonder, Inc., a related party, pursuant to which it contributed, transferred, assigned and delivered to us all of its right, title and interest in the internally developed software architecture and code used to run and maintain its online debt crowd funding platform. This software is the basis of our software platform. Under the terms of the agreement, Funding Wonder, Inc. agreed to perform all maintenance on the software without charge to us for at least 12 months. As consideration for the asset purchase we issued Funding Wonder, Inc. 14,250,000 shares of our common stock valued at $817,469 and a license fee of $40,000. We granted Funding Wonder, Inc. and its affiliates a limited, perpetual, non-exclusive royalty free license to use the software to operate its existing debt crowd funding platform in the ordinary course of its business as it is presently conducted.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no market for our common stock.

Penny Stock Rules

At such time as a market for our common stock is established, of which there are no assurances, transactions in our common stock will be subject to compliance with rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

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contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities’ laws;

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contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

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contains a toll-free telephone number for inquiries on disciplinary actions;

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defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

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contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

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bid and offer quotations for the penny stock;

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the compensation of the broker-dealer and its salesperson in the transaction;

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the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

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a monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, if developed, for so long as it remains subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Intent to Become a Fully Reporting Company

Immediately following the date of this prospectus we expect to file a registration statement on Form 8-A with the SEC which will register our common stock under Section 12(g) of the Exchange Act. This filing will require us to file annual, quarterly and other reports with the SEC, as well as proxy and information statements, among other filings. It will also obligate our officers, director and principal stockholder to file reports under Section 16 of the Exchange Act. We will take this action to ensure that we are a fully reporting company and that financial and other information about out company is available to our stockholders and potential investors.

Dividend Policy

We have never paid cash dividends on our common stock. Under Delaware law, we are prohibited from paying cash dividends if the distribution would result in our company not being able to pay its debts as they become due in the usual course of business or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed, we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. While our board of directors will make any future decisions regarding dividends as circumstances surrounding our company changes, presently it is not anticipated that we will pay any cash dividends in the foreseeable future.

Rule 144

As of July 31, 2018, we had 33,346,880 shares of our common stock outstanding, all of which are “restricted securities” as that term is defined in Rule 144. We have included all of those shares in this prospectus. In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock should a market develop in the future, of which there is no assurance. We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by our stockholders will have on the market price of our common stock prevailing from time to time, should a market develop.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This prospectus contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services, products or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized. You are advised, however, to consult any further disclosures we make in future public filings, statements and press releases.

Forward-looking statements in this prospectus include express or implied statements concerning our future revenues, expenditures, capital and funding requirements; the adequacy of our current cash and working capital to fund present and planned operations and financing needs; our proposed expansion of, and demand for, product offerings; the growth of our business and operations through acquisitions or otherwise; and future economic and other conditions both generally and in our specific geographic and product markets. These statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements due to a number of factors including, but not limited to, those set forth below in the section entitled “Risk Factors” in this prospectus, which you should carefully read. Given those risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. You should be prepared to accept any and all of the risks associated with purchasing any securities of our company, including the possible loss of all of your investment.

In this prospectus, unless otherwise specified, all references to “common shares” refer to the shares of our common shares in our capital stock.

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The following discussion should be read together with the information contained in the financial statements and related notes included in this prospectus.

Overview

We are an early stage business which provides “white label” technology solutions to platform operators and issuers designed to help them conduct compliant crowd finance transactions. We license our software as a service (SaS) and provide compliance solutions to customers in exchange for licensing fees.  We were incorporated in the State of Delaware in July 2017 initially under the name Finfora, Inc. In March 2018, we changed our name to seriesOne, Inc.

Critical Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require that we make certain assumptions and estimates that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. On an ongoing basis, we evaluate our estimates, including those related to valuation of the fair value of financial instruments, share based compensation arrangements and long-lived assets. These estimates are based on historical experience and on various other factors that we believe to be reasonable under the circumstances. Actual results could differ from those estimates.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates include the value of share-based payments. Amounts could materially change in the future.

Results of Operations

For the Period from July 7, 2017 (Date of Inception) through December 31, 2017

Revenues

For the period from July 7, 2017 (date of inception) through December 31, 2017, we had no revenue generating operations.

General and Administrative Expenses

General and administrative expenses for the period from July 7, 2017 (date of inception) through December 31, 2017 were $239,788. General and administrative expenses were primarily composed of consulting fees, legal and accounting fees, travel expenses and stock-based compensation for services.

Related Party Consulting Fees

Related party consulting fees for the period from July 7, 2017 (date of inception) through December 31, 2017, were $124,000. Related party consulting fees were composed of i) $90,000 in fees for consulting services provided by 2002 Management Inc., a consulting firm owned by Mr. Michael Mildenberger, our CEO; ii) $30,000 in consulting fees for services provided by Mr. Giovani Soleti, our acting chief operating officer; and iii) $4,000 in fees for advisory services provided by Funding Wonder, Inc., a company in which Messrs. Mildenberger and Soleti are the majority shareholders.

For the Three Months Ended March 31, 2018

We were incorporated on July 7, 2017, accordingly there were no prior period operations for comparative purposes.

Revenues

For the three months ended March 31, 2018, we recorded revenues of $333 from one customer.

General and Administrative Expenses

General and administrative expenses for the three months ended March 31, 2018 were $177,658. General and administrative expenses were primarily composed of consulting fees, legal and accounting fees, and travel expenses.

Related Party Consulting Fees

Related party consulting fees for the three months ended March 31, 2018, were $57,904. Related party consulting fees were composed of i) $15,000 in fees for consulting services provided by 2002 Management Inc., a consulting firm owned by Mr. Michael Mildenberger, our CEO; ii) $15,000 in consulting fees for services provided by Mr. Giovani Soleti, our acting chief operating officer; and iii) $27,904 in fees for advisory services provided by Funding Wonder, Inc., a company in which Messrs. Mildenberger and Soleti are the majority shareholders.

Liquidity and Capital Resources

As of March 31, 2018 and December 31, 2017, we had cash of $718,287 and $22,673, respectively.

For the Three Months Ended March 31, 2018

For the three months ended March 31, 2018, we had net cash of $227,578 used in operating activities. The net cash used in operating activities is primarily a result of the i) net loss for the period and ii) an increase in prepaid and other current assets composed primarily of escrow receivable of $18,500 and prepaid legal costs of $20,000. These uses of cash were offset primarily by increases in related party payables of $14,000.

For the three months ended March 31, 2018, we had net cash of $10,000 used in investing activities. The net cash used in investing activities is a result of fees paid to third-parties in connection with software development.

For the three months ended March 31, 2018, we had net cash of $933,192 provided by financing activities. The net cash provided by financing activities is primarily a result of net aggregate proceeds of $892,412 from the Regulation D and Regulation S offering, and the receipt of $40,780 from non-accredited investors participating in the Regulation S offering whose common stock was subject to the rescission offering.

For the Period From July 7, 2017 (date of inception) through December 31, 2017

For the period from July 7, 2017 (date of inception) through December 31, 2017, we had net cash of $219,284 used in operating activities. The net cash used in operating activities is primarily a result of the net loss for the period, which was offset by non-cash stock-based compensation, accounts payable and accrued expenses, and related party payables.

For the period from July 7, 2017 (date of inception) through December 31, 2017, we had net cash of $98,883 used in investing activities. The net cash used in investing activities is primarily a result of $58,883 fees paid to third-parties and $40,000 license fee in connection with the August 2017 software acquisition.

For the period from July 7, 2017 (date of inception) through December 31, 2017, we had net cash of $340,840 provided by financing activities. The net cash provided by financing activities is primarily a result of net aggregate proceeds of $290,840 from the private placement and Regulation D and Regulation S offering; and the proceeds of $50,000 from the related party promissory note.

Commitments

We do not have any long-term commitments as of March 31, 2018 and December 31, 2017.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Recent Accounting Pronouncements

The recent accounting standards that have been issued or proposed by the Financial Accounting Standards Board or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

MANAGEMENT

Our director and executive officers and their respective ages and titles are as follows:

Name	Age	Positions Held with the Registrant
Michael Mildenberger	51	Chairman of the Board, Chief Executive Officer and President
Giovanni M. Soleti	52	Compliance Director, Secretary and Treasurer

Set forth below is a brief description of the background and business experience of our directors and executive officers.

Michael Mildenberger.  Mr. Mildenberger has served as our sole Director and Chief Executive Officer since founding our company in July 2017.  Since May 2013 Mr. Mildenberger has been Chief Executive Officer and a member of the Board of Directors of Funding Wonder, Inc., a company he co-founded with Mr. Soleti.  From June 2004 until May 2013, Mr. Mildenberger was Managing Partner of CFP America, LLC, a mergers and acquisition consulting firm based in Miami, Florida.  Mr. Mildenberger received a degree in Political Economics with special field in Latin America from the Eberhard Karls University in Germany.  Our board of directors, of which he is the sole member, concluded that based upon his specific experience, qualifications, attributes and skills as the co-founder of both our company and Funding Wonder, Inc., Mr. Mildenberger should be serving as a director of our company.

Giovanni M. Soleti.  Mr. Soleti has served as our Secretary and Treasurer since our formation in July 2017. Since May 2013 he has been Chief Financial Officer and Chief Compliance Officer of Funding Wonder, Inc., a company he co-founded with Mr. Mildenberger. Since February 2018, Mr. Soleti has been associated with Rosoff & Co. LLC, a licensed broker dealer and since March 2014 Mr. Soleti has also served as Managing Partner of M&S SIA, LLC, an investment banking and venture capital firm which is also a registered broker dealer agent.  Mr. Soleti has more than 25 years’ experience in venture capital, corporate development and investment banking. From July 2006 to February 2014, he served as Managing Partner of ACKIT Capital Partners (formerly Corporate Finance Partners), a San Francisco-based technology and Internet corporate finance advisory firm. Mr. Soleti also served as Managing Partner of CFP America, LLC, a mergers and acquisition consulting firm based in Miami, Florida, from June 2004 to May 2013. Mr. Soleti was also associated with BA Securities, LLC from 2014-2016. From November 2003 to December 2005, Mr. Soleti served as General Manager of Gefran, LLC (formerly SIEI America, LLC), a Charlotte, North Carolina-based, industrial automation products company. From July 2002 to October 2003, Mr. Soleti was Vice President of Corporate Development of Wireless Fire, LLC, a Miami, Florida-based mobile added services and products company. Since August 2013, Mr. Soleti has been a member of the Board of Directors of IEG Banking, an international mid-market mergers and acquisition and fund-raising investment banking boutique firm. Mr. Soleti received an M.S. in Finance from Florida International University and a Graduate Certificate in Financial Risk Management, as well as an architecture degree from UIAV Venice, Italy. As described below, through his consulting firm Mr. Soleti also provides SEC and FINRA compliance services to us.

Corporate Governance

Board of directors

Each director will be elected at our annual meeting of stockholders and will hold office until the next annual meeting of stockholders, or until his successor is elected and qualified. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the stockholders.

Board leadership structure and board's role in risk oversight

The board of directors oversees our business affairs and monitors the performance of management. While we do not presently have any independent directors, as our business grows we expect to expand our board to include independent directors and establishing committees of our Board.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Committees of the Board; stockholder nominations; audit committee financial expert

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the board of directors as a whole. Because we do not have any independent directors, we believe that the establishment of these committees would be more form than substance.

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our board of directors.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our relative size, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

Mr. Mildenberger is not considered an "audit committee financial expert."  In general, an "audit committee financial expert" is an individual member of the audit committee or board of directors who:

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understands generally accepted accounting principles and financial statements;

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is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

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has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

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understands internal controls over financial reporting; and

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understands audit committee functions.

Director independence

Mr. Mildenberger is not an “independent director” as defined in the Nasdaq Marketplace Rules.

Director Compensation

We did not compensate our director for their services on the Board during 2017.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our President and Chief Executive Officer, and any other persons performing similar functions. This code provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely and understandable disclosure in reports we file with the Securities Exchange Commission. A copy of this Code is available without charge upon written request to our Corporate Secretary at our principal executive offices.

Involvement in Certain Legal Proceedings

Neither our director nor executive officers have been involved in any of the following events during the past ten years:

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any petition under the federal bankruptcy laws or any state insolvency laws, filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

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any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

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being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

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being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

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being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

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being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation recorded by us for the period from July 7, 2017 (date of inception) through December 31, 2017 for:

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our principal executive officer or other individual serving in a similar capacity;

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our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2017 as that term is defined under Rule B-7 of the Exchange Act; and

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up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2017.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

Named Executive Officer	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($) (1)	Total ($)
Michael Mildenberger	2017	$ -	$ -	$ -	$ -	$ 90,000	$ 90,000
Chief Executive Officer

Giovanni M. Soleti	2017	$ -	$ -	$ -	$ -	$ 30,000	$ 30,000
Compliance Director, Secretary and Treasurer

(1)

Period from July 7, 2017 (date of inception) through December 31, 2017.

(2)

Includes compensation paid to 2002 Management Inc. pursuant to the terms of a certain Consulting Agreement described later in this section.

(3)

Includes compensation paid to Mr. Giovanni Soleti pursuant to the terms of a certain Consulting Agreement described later in this section.

Employment Agreement with Mr. Mildenberger

In February 2018 we entered into a two-year Employment Agreement with Mr. Mildenberger pursuant to which we engaged him to serve as our Chief Executive Officer and President. Upon entering into this agreement, we terminated the Consulting Agreement with 2002 Management Inc. described below. Under the terms of the Employment Agreement Mr. Mildenberger is required to devote at least 50% of his time to our company.  As compensation, we agreed to pay him an annual base salary of $250,000 which will be reviewed annually by the board of directors of which he is presently the sole member.  Mr. Mildenberger is entitled to an annual bonus, if any, and an incentive equity award in amount as determined by the board of directors. He is also entitled to receive benefits as are customarily provided to other officers and employees of our company, including participation in a non-contributory health insurance plan and a life insurance policy in amount equal to 200% of his base salary, as well as six weeks of paid vacation annually. The Employment Agreement contains customary indemnification provisions.

The Employment Agreement may be terminated by either party upon 30 days prior written notice to the other party and will automatically extend for successive one-year periods unless terminated by either party at least 60 days prior to the expiration of the then current term. We are also entitled to terminate the Employment Agreement upon Mr. Mildenberger's disability or death upon 30 days’ notice to him or his estate or with or without cause, and Mr. Mildenberger is entitled to terminate the agreement for “good reason” following a change of control of our company. In the event we terminate the Employment Agreement without cause, or if he terminates it for “good reason” following a change of control, both as defined in the Employment Agreement, we are obligated to pay Mr. Mildenberger severance in an amount equal to twice his then current base salary. We are also obligated to continue to pay the premiums on his life insurance policy for the first to occur of one year or his reemployment, and reimburse him for out-of-pocket COBRA expenses for six months from termination. If we terminate him for cause, as defined in the Employment Agreement, we are not obligated to pay Mr. Mildenberger any severance benefits.

Consulting and Services Agreements

In July 2017 we entered into a Consulting Agreement with 2002 Management Inc., an entity controlled by Mr. Mildenberger, pursuant to which we engaged it to provide executive management services to us. Under the terms of the agreement, we paid 2002 Management Inc. a monthly fee of $15,000. The agreement, which contains customary invention assignment, confidentiality and indemnification provisions, was terminable by either party upon 10 days prior notice to the other party, or immediately by either party up on a breach of a material provision of the Consulting Agreement. Effective February 1, 2018, Mr. Mildenberger entered into an employment agreement with the Company and the Consulting Agreement was terminated.

In July 2017 we also entered into a Consulting Agreement with Soleti Consulting LLC, an entity controlled by Mr. Soleti, pursuant to which it provides us with SEC and FINRA compliance services. Under the terms of the agreement, we pay Soleti Consulting LLC a monthly fee of $5,000. The agreement, which contains customary invention assignment, confidentiality and indemnification provisions, may be terminated by either party upon 10 days prior notice to the other party, or immediately by either party up on a breach of a material provision of the Consulting Agreement.

In October 2017, we entered into a Services Agreement with 86 Trinity Advisors LLC (“Advisor”) to provide financial advisory and capital market advisory services. The agreement provides for a $5,000 monthly cash retainer to be paid to Advisor. In the event of additional services requested by us that are outside the scope of the Services Agreement, we agreed to pay Advisors an hourly fee of $250 per hour or a fixed fee per project. In addition, we issued to Advisor a warrant to purchase 175,500 shares of our $0.0001 par value common stock at an exercise price of $0.10 per share over a vesting period as specified in the services agreement. The initial vesting date is the date upon which we this registration statement becomes effective at which time one-third of the shares underlying the warrant will vest. The remaining two-thirds of the shares become exercisable ratably on the two anniversary of the registration statement effective date. In determining the fair value of the warrant, we utilized the Black-Scholes pricing model based on the following assumptions: i) stock option exercise price of $0.10; ii) grant date price of our common stock of $.0667; iii) expected term of option of 7 years; iv) expected volatility of our common stock of approximately 33.95%; v) expected dividend rate of 0.0%; and vi) risk-free interest rate of 1.97%.  The term of the Services Agreement is month to month, and either party may terminate upon 90 days prior notice to the other party. The agreement contains customary indemnification provisions.

In February 2018, we entered into a Consulting Agreement with seriesOne Holdings, Inc., formerly, Funding Wonder, Inc. (“seriesOne Holdings”), our affiliate, pursuant to which we engaged seriesOne Holdings to provide executive management services to us. Under the terms of the agreement, we are required to pay a monthly fee of $12,000. The Consulting Agreement provides for an initial term of 12 months and can be renewed for successive 12-month periods. The Consulting Agreement is terminable by either party upon 10 days prior notice to the other party, or immediately by either party up on a breach of a material provision of the Consulting Agreement.

Outstanding Equity Awards at Fiscal Year-End Table

We had no stock option plans or options outstanding as of December 31, 2017.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At July 31, 2018 we had 33,346,880 shares of our common stock issued and outstanding, which represent our voting securities. Holders of our common stock are entitled to one vote per share.  This amount does not include the 22,389 shares which were repurchased by the Company on or about July 31, 2018 pursuant to the rescission offer of June 2018.

The following table sets forth information regarding the beneficial ownership of both classes of our common stock as of July 31, 2018 by:

•

each person known by us to be the beneficial owner of more than 5% our voting securities;

•

each of our directors;

•

each of our named executive officers; and

•

our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is in care of 175 SW 7th Street, Suite 1800, Miami, Florida 33130. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our securities outstanding on that date and all shares of our securities issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares owned by them, except to the extent that power may be shared with a spouse.

	Common Stock
Name and address of beneficial owner (1)	Shares	% of Class
Funding Wonder, Inc. (2)	15,000,000	45.0%

All officers and directors as a group (two persons)	15,000,000	45.0%

(1)

The address is the address of the Company.

(2)

Funding Wonder, Inc. is beneficially owned by Michael Mildenberger (26.7% of Funding Wonder, Inc.), Chief Executive Officer; and Giovanni Soleti (26.7% of Funding Wonder, Inc.), Compliance Director, Secretary and Treasurer; and Alan McGlade (26.7% of Funding Wonder, Inc.).

Stockholders' Agreement

On July 10, 2017 we entered into a Stockholders Agreement with Funding Wonder, Inc. and Ms. Krina Kozia, the sole stockholders of our company at that time. The Stockholders Agreement restricted the sale or other disposition of the shares of our securities held by the stockholders and granted us a right of first refusal. The agreement terminated under certain customary events, including by mutual consent, merger of the corporation, sale of all or substantially all of the assets or liquidation, as well as upon the consummation of a registered initial public offering of equity securities of our company.  Ms. Kozia was given a liquidation preference of $50,000 for her initial 750,000 shares of our common stock upon the occurrence of merger of consolidation of our company with or into another entity, the sale of all or substantially all of our assets, or the liquidation or dissolution of our company prior to payment of any proceeds upon such occurrence to Funding Wonder, Inc. In December 2017 the parties entered into a Rescission of Stockholders Agreement under which the Stockholders Agreement was rescinded in its entirety.

Securities Authorized for Issuance Under Equity Compensation Plans

In January 2018 our board of directors and majority stockholders adopted the 2018 Stock Option and Grant Plan, which we refer to as the “2018 Plan,” and initially reserved 1,650,000 shares of our common stock for grants under the 2018 Plan. The 2018 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2018 Plan will automatically increase on the first trading day of January each calendar year during the term of the 2018 Plan, beginning with calendar year 2019, by an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to a maximum annual increase of 100,000 shares of common stock.

The purpose of the 2018 Plan is to enable us to offer to our employees, officers, directors and consultants, whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company. The 2018 Plan is administered by our board of directors. Plan options may either be:

•

incentive stock options (ISOs);

•

non-qualified stock options (NSOs);

•

restricted and unrestricted awards of our common stock; or

•

restricted stock units

Any option granted under the 2018 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plan further provides that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The term of each plan award and the manner in which it may be exercised is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. In the event of any stock split of our outstanding common stock, the board of directors in its discretion may elect to maintain the stated amount of shares reserved under the plan without giving effect to such stock split. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time since our formation we have entered into transactions with related parties, including:

•

In July 2017 we entered into consulting agreements with entities controlled by each of Mr. Mildenberger and Mr. Soleti, the terms of which are described earlier in this prospectus under “Executive Compensation – Consulting and Services Agreements”;

•

In February 2018, we entered into a consulting agreement with seriesOne Holdings, Inc., an entity controlled by Mr. Mildenberger, the terms of which are described earlier in this prospectus under “Executive Compensation – Consulting and Services Agreements”;

•

In July 2017 we also entered into an Office Sublease Agreement with Funding Wonder, Inc. under which we rent office space from it on a month to month basis at $5,600 per month; and

•

In August 2017 we acquired the software which is the basis of our platform from our majority shareholder, Funding Wonder, Inc., in exchange for the issuance of shares, the terms of which are described earlier in this prospectus under “Our Business – History of Our Company.”

On October 18, 2017, we entered into a Promissory Note in the principal amount of $50,000 (the “Note”) with a private investor who is also an affiliate. The Note bears interest at the rate of 3% per annum and all principal and accrued interest is due on October 18, 2018. As of December 31, 2017, the principal balance outstanding and accrued interest payable was $50,000 and $312, respectively.  On April 27, 2018, we received notification from the private investor that in the event we defaulted on the payment of all principal and accrued interest, which is due on October 18, 2018, the default would be waived until April 30, 2019 at which time all principal and accrued interest would be due and payable.  Funding Wonder, Inc. has a license to the technology and will use the technology for its platform located at www.seriesone.com (the “SeriesOne

Platform”). The SeriesOne Platform will allow issuers to host a) offerings under Regulation CF through portions of the platform operated by SeriesOne, LLC, as an SEC and FINRA licensed funding portal and (upon approval by such regulators) and b) offerings under Regulation D and Regulation A+ through the portions of the platform operated by SeriesOne Capital, LLC. Both SeriesOne, LLC and SeriesOne Capital, LLC are owned by Funding Wonder, Inc.

DESCRIPTION OF SECURITIES

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of blank check preferred stock, par value $0.0001 per share. As of July 31, 2018, there were 33,346,880 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

Transfer Agent

As of the date of the filing of this Registration Statement, we had not yet selected a transfer agent.

Exclusive Forum.

The Company’s certificate of incorporation contains provisions which provide that the Delaware Court of Chancery shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the General Corporation Law or the Company’s certificate of incorporation or bylaws; or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine.  Shareholders seeking to enforce their rights as security holders must do so under the jurisdiction of such court.  The Company believes this provision would extend to claims made under federal securities laws, including class action or derivate lawsuits.  Under Delaware law, these forum-selection provisions that select Delaware as the exclusive forum for stockholder litigation are facially valid, however, at least for ordinary stock corporations, fee-shifting provisions that impose the corporation’s litigation costs directly on a stockholder-plaintiff are impermissible.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Carman Lehnhof Israelsen LLP, Salt Lake City, Utah.

EXPERTS

The audited financial statements included in this prospectus have been audited by Liggett & Webb, P.A., independent registered public accountants, and have been so included in reliance upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E. Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Amended and Restated Certificate of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•

a breach of the director's duty of loyalty to us or our stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

•

a transaction from which our director received an improper benefit; or

•

an act or omission for which the liability of a director is expressly provided under Delaware law.

In addition, our bylaws provide that we must indemnify our officers and directors to the fullest extent permitted by Delaware law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SERIESONE, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of seriesOne, Inc.

Miami, Florida

Opinion on the Financial Statements

We have audited the accompanying balance sheet of seriesOne, Inc. (the “Company”) as of December 31, 2017 and the related statement of operations, stockholders’ equity, and cash flows for the period from July 7, 2017 (date of inception) through December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and the results of its operations and its cash flows for the period from July 7, 2017 (date of inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Liggett & Webb P.A.
We have served as the Company’s auditor since 2017
Boynton Beach, FL
May 4, 2018

seriesOne, Inc.
Balance Sheet

December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$ 22,673
Total current assets	22,673
Acquired software costs, net	916,352
Total assets	$ 939,025

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 79,003
Related party payables	15,000
Related party accrued interest expense	312
Related party promissory note	50,000
Total current liabilities	144,315

Contingencies (Note 12)	-

Stockholders' equity:
Preferred stock; $0.0001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2017	-
Common stock; $0.0001 par value; 100,000,000 shares authorized; 19,371,198 shares issued and outstanding as of December 31, 2017	1,937
Additional paid-in capital	1,156,873
Accumulated deficit	(364,100)
Total stockholders’ equity	794,710
Total liabilities and stockholders’ equity	$ 939,025

The accompanying notes are an integral part of these financial statements.

seriesOne, Inc.
Statement of Operations

For the Period from July 7, 2017 (date of inception) through December 31, 2017
Revenues	$ -

Expenses:
General and administrative expenses	239,788
Related party consulting fees	124,000
Total expenses	363,788
Loss from operations	(363,788)
Related party interest (expense)	(312)
Loss before provision for income taxes	(364,100)
Provision for income taxes	-
Net loss	$ (364,100)

Net loss per common share, basic and diluted	$ (0.03)

Weighted average common shares outstanding, basic and diluted	14,351,960

The accompanying notes are an integral part of these financial statements.

seriesOne, Inc.
Statement of Stockholders' Equity
For the Period from July 7, 2017 (date of inception) through December 31, 2017

	Common Stock Outstanding
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
Balance at July 7, 2017	-	$ -	$ -	$ -	$ -
Issuance of common stock for acquired software	14,250,000	1,500	815,969	-	817,469
Issuance of common stock in connection with private placement	2,550,000	255	169,745	-	170,000
Issuance of common stock in connection with Regulation S and Regulation D financing	1,821,198	182	121,838	-	122,020
Stock-based compensation for services	750,000	-	50,000	-	50,000
Stock-based compensation for warrant granted	-	-	501	-	501
Stock issuance costs	-	-	(1,180)	-	(1,180)
Net loss	-	-	-	(364,100)	(364,100)
Balance at December 31, 2017	19,371,198	$ 1,937	$ 1,156,873	$ (364,100)	$ 794,710

The accompanying notes are an integral part of these financial statements.

seriesOne, Inc.
Statement of Cash Flows

For the Period from July 7, 2017 (date of inception) through December 31, 2017

Cash flows from operating activities:	$ (364,100)
Net loss
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	50,501
Changes in assets and liabilities:
Accounts payable and accrued expenses	79,003
Related party payables	15,000
Related party accrued interest expense	312
Net cash flows used in operating activities	(219,284)
Cash flows from investing activities:
Software costs purchased from third parties	(98,883)
Net cash flows used in investing activities	(98,883)
Cash flows from financing activities:
Proceeds from issuance of common stock	290,840
Proceeds from related party promissory note	50,000
Net cash flows provided by financing activities	340,840
Net change in cash and cash equivalents	22,673
Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$ 22,673

Supplemental disclosure of cash flow information:
Income taxes paid	$ -
Interest expense paid	$ -

Non-cash investing and financing activities:
Software costs acquired through issuance of common stock to related party	$ 817,469

The accompanying notes are an integral part of these financial statements.

seriesOne, Inc

Notes to Financial Statements

July 7, 2017 (date of inception) through December 31, 2017

1.

ORGANIZATION

Company Overview

SeriesOne, Inc. was incorporated under the name of Finfora, Inc. as a Delaware corporation on July 7, 2017. Pursuant to a Certificate of Amendment of Certificate of Incorporation dated March 8, 2018, we changed our name to seriesOne, Inc. (“seriesOne” or the “Company”). Our formation was for the express purpose of marketing its proprietary web hosted financing platform to potential clients who desire to launch an online funding portal. We are a financial technology start-up and represent a new generation of online financing technology software solutions. Our turn-key online cloud-based hosted “white label” financing platform, which we refer to as our “software platform,” enables our clients to launch their own online funding portals under their own domains and branding to facilitate capital raising from private investors by small and medium-sized enterprises, or SME’s, for capital intensive projects, referred to as “alternative capital”. Using our software platform, our clients will operate funding portals on which entrepreneurs, intermediaries, and investors could meet, invest instantaneously and manage their investments in a secure and SEC regulated online forum that is hosted by finfora, but managed by our clients and branded under our clients’ names. Our software platform was initially developed by Funding Wonder, Inc., an affiliate, and contributed to us in exchange for our common stock. Funding Wonder has retained a royalty free license to use the software platform in perpetuity in connection with its crowd funding platform.

Our corporate headquarters are located in Miami, Florida.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

2.

LIQUIDITY

As of December 31, 2017, we had a working capital deficit of $121,642. For the period from July 7, 2017 (date of inception) through December 31, 2017, we incurred a net loss of $364,100 and had negative cash flows from operations of $219,284.

We evaluated our financial position and results of operations as of the date these financial statements were first made available, and our expected operations subsequent to the date these financial statements were first made available. As a result of this assessment, we have noted the following events and factors which we believe support our conclusion that we will have sufficient capital resources to meet projected cash flow requirements for a period of twelve months from the date these financial statements were first made available.

•

From November 2017 through March 2018, we engaged in a successful financing pursuant to a Regulation S and Regulation D offering (the “Offering”) of our common stock. In connection with the Offering, we issued a total of 15,819,269 shares of our $0.0001 par value common stock at a price of $0.067 per share to 81 accredited and non-accredited investors resulting in gross proceeds of $1,059,889. In connection with the Offering, 31 investors participating in the Offering pursuant to Regulation D were deemed to be non-accredited, U.S. persons. On or about May 4, 2018, a notice of rescission was distributed to these investors. As a result, there can be no assurances that these investors will waive their rights to rescission and that we will not be required to return their invested funds. The total shares of common stock subject to rescission in connection with the Offering is 608,671 shares representing $40,780 of the gross proceeds received.

•

As of April 27, 2018, our unaudited financial position included i) cash and cash equivalents of approximately $715,000; ii) accounts payable and accrued expenses, including amounts due to related parties, of approximately $45,000; and iii) related party promissory note in the principal amount of $50,000 and accrued interest of $812.

•

Beginning March 2018, we executed our first revenue-generating agreements with two clients resulting in agreed upon set-up fees, paid upon execution of agreements, and technology fees, which include payment of monthly retainers and revenue-sharing arrangements. Additionally, we are in final negotiations with two additional clients who will utilize our software platform. We have also received interest from several additional client prospects and have engaged resources to continue to promote our software platform and services.

•

In the event that our anticipated cash requirements for the twelve-month period from the date these financial

seriesOne, Inc

Notes to Financial Statements

July 7, 2017 (date of inception) through December 31, 2017

statements were first made available exceed our anticipated cash availability, our chief executive officer and three of our consultants have agreed to defer their salary and consulting fees, respectively, until such time that any anticipated deficit of our cash resources would be alleviated. Additionally, we have also obtained a waiver of repayment of the related party promissory note until April 30, 2019.

We believe that our current financial position and anticipated observations over the twelve-month period from the date these financial statements were first made available alleviate any substantial doubt about our ability to continue as a going concern.

However, management cannot provide any assurances that we will be successful in accomplishing any of our plans. Management also cannot provide any assurance that unforeseen circumstances that could occur at any time within the next twelve months or thereafter will not increase the need for us to raise additional capital on an immediate basis.

3.

SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash includes cash on hand, is deposited at one area bank and may exceed federally insured limits at times. We consider all highly-liquid, temporary cash investments with a maturity date of three months or less to be cash equivalent. At December 31, 2017, we had no cash equivalents.

Software Development Costs

Software development costs primarily include internal and external labor expenses incurred to develop the software that powers our web hosted financing platform. Certain costs incurred during the application development stage are capitalized based on specific activities tracked, while costs incurred during the preliminary project stage and post-implementation/operation stage are expensed as incurred. Capitalized software development costs will be amortized over the estimated useful life of these costs, which is expected to be approximately three years. As of December 31, 2017, the software was considered to still be in development and had not been released for commercial use.

Long-Lived Assets and Intangible Assets with Definite Lives

Long-lived assets include property and equipment and intangible assets with definite lives. Amortization of definite-lived intangible assets is recorded on a straight-line basis over their estimated lives.

Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying amount is deemed to not be recoverable, an impairment loss is recorded as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

During the period from July 7, 2017 (date of inception) through December 31, 2017, we acquired, through the issuance of 14,250,000 shares of our common stock, software from Funding Wonder, Inc., our affiliate, in connection with the development of our web hosted financial platform. The value of the acquired software was based on the historical cost of the software, which was recorded as $817,469 on the acquisition date of August 11, 2017. Additionally, we also recorded a license fee of $40,000 in connection with this transaction which is included in total acquired software cost of $857,469.

As of December 31, 2017, we performed our test for recoverability of the carrying amount of the acquired software. We believe that as of December 31, 2017, there were no events or changes in circumstances that would indicate that the carrying amount of the acquired software may not be recoverable.

Fair Value of Financial Instruments

We follow Accounting Standards Codification 820-10 (“ASC 820-10”), “Fair Value Measurements and Disclosures,” for fair value measurements. ASC 820-10 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value, which focuses on an exit price, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurement based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The hierarchy established under ASC 820-10 gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair

seriesOne, Inc

Notes to Financial Statements

July 7, 2017 (date of inception) through December 31, 2017

value hierarchy under ASC 820-10 are described below:

Level 1 - Pricing inputs are quoted prices available in active markets for identical investments as of the reporting date. As required by ASC 820-10, we do not adjust the quoted price for these investments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

Level 2 - Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to these investments.

Level 3 - Pricing inputs are unobservable for the investment, that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. Level 3 includes investments that are supported by little or no market activity.

Advertising Costs

Advertising costs for the period from July 7, 2017 (date of inception) through December 31, 2017 were $0. Advertising costs are expensed as incurred or at the first time the advertising takes place.

Income Taxes

The provision for income taxes includes federal, state, local and foreign taxes. Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences between the financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to be recovered or settled. We evaluate the realizability of our deferred tax assets and establish a valuation allowance when it is more likely than not that all or a portion of deferred tax assets will not be realized.

We account for uncertain tax positions using a “more-likely-than-not” threshold for recognizing and resolving uncertain tax positions. The evaluation of uncertain tax positions is based on factors including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position. We evaluate this tax position on a quarterly basis. We also accrue for potential interest and penalties, if applicable, related to unrecognized tax benefits in income tax expense (See Note 6).

Basic and Diluted Loss Per Share

Basic loss per common share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is based upon the weighted-average common shares outstanding during the period plus additional weighted-average common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options and warrants, the proceeds of which are then assumed to have been used to repurchase outstanding common stock using the treasury stock method. In addition, the numerator is adjusted for any changes in income that would result from the assumed conversion of potential shares. There were no potentially dilutive shares which would have the effect of being antidilutive.

Revenue Recognition

We generate our revenues from (i) fees charged in connection with the installation and set-up of our software platform; (ii) ongoing monthly processing fees and (ii) technology fees.

Our revenue recognition policy follows the guidance from Accounting Standards Codification (“ASC”) 605, “Revenue Recognition,” and Accounting Standards Update (“ASU”) 2009-13, “Multiple-Deliverable Revenue Arrangements,” which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. We recognize revenues when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) the service has been performed or the product has been delivered. Collectability is assessed based on a number of factors, including the creditworthiness of a client, the size and nature of a client’s website and transaction history. Amounts billed or collected in excess of revenue recognized are included as deferred revenue. An example of this deferred revenue would be arrangements where clients request or are required by us to pay in advance of delivery.

In April 2016, the FASB issued “ASU 2016 - 10 Revenue from Contract with Customers (Topic 606): identifying

seriesOne, Inc

Notes to Financial Statements

July 7, 2017 (date of inception) through December 31, 2017

Performance Obligations and Licensing.” The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The amendments in this Update affect the guidance in ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by Update 2014-09). ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year. We are currently evaluating the impact that this updated guidance will have on our results of operations, cash flows or financial condition.

In November 2016, the FASB issued ASU 2016-20, an amendment to ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU addressed several areas related to contracts with customers. This topic is not yet effective and will become effective with Topic 606. We are currently evaluating the impact this topic will have on our financial statements.

Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

We have evaluated all issued but not yet effective accounting pronouncements and determined that, other than the following, they are either immaterial or not relevant to us.

In February 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) “ASU 2016 - 02 Leases” intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, office equipment and manufacturing equipment. The ASU will require organizations that lease assets - referred to as “lessees” - to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases.

Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP - which requires only capital leases to be recognized on the balance sheet - the new ASU will require both types of leases to be recognized on the balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The accounting by organizations that own the assets leased by the lessee - also known as lessor accounting - will remain largely unchanged from current GAAP. However, the ASU contains some targeted improvements that are intended to align, where necessary, lessor accounting with the lessee accounting model and with the updated revenue recognition guidance issued in 2014. The ASU on leases will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the ASU on leases will take effect for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020. It is not anticipated that this updated guidance will have a material impact on our results of operations, cash flows or financial condition.

In March 2016, the FASB issued “ASU 2016 - 09 Improvements to Employee Share-Based Payment Accounting” which is intended to improve the accounting for employee share-based payments. The ASU affects all organizations that issue share-based payment awards to their employees. The ASU, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, simplifies several aspects of the accounting for share-based

seriesOne, Inc

Notes to Financial Statements

July 7, 2017 (date of inception) through December 31, 2017

payment award transactions, including; the income tax consequences, classification of awards as either equity or liabilities, and the classification on the statement of cash flows. The ASU simplifies two areas specific to private companies, with regards to the expected term and intrinsic value measurements. The ASU simplifies the following areas to private and public companies; (a) tax benefits and tax deficiencies with regards to the differences between book and tax deductions, (b) changes in the excess tax benefits classification in the statement of cash flows, (c) make an entity wide accounting policy election for accrual of vested awards verses individual awards, (d) changes in the amount qualifying as an equity award classification subject to statutory tax withholdings, (e) clarification in the classification of shares withheld for statutory tax withholdings on the statement of cash flows. For public companies, the amendments in this ASU are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period. It is not anticipated that this guidance will have a material impact on our results of operations, cash flows or financial condition.

In January 2016, the FASB issued “ASU 2016 - 01 Recognition and Measurement of Financial Assets and Financial Liabilities,” intended to improve the recognition and measurement of financial instruments. The ASU affects public and private companies, not-for-profit organizations, and employee benefit plans that hold financial assets or owe financial liabilities. The new guidance makes targeted improvements to existing GAAP by:

Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income;

Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes;

Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements;

Eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for organizations that are not public business entities;

Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and

Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

The ASU on recognition and measurement will take effect for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For private companies, not-for-profit organizations, and employee benefit plans, the standard becomes effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. The ASU permits early adoption of the own credit provision (referenced above). Additionally, it permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost. It is not anticipated that this guidance will have a material impact on our results of operations, cash flows or financial condition.

In April 2016, the FASB issued “ASU 2016 - 10 Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing.” The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The amendments in this Update affect the guidance in ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The

seriesOne, Inc

Notes to Financial Statements

July 7, 2017 (date of inception) through December 31, 2017

effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by Update 2014-09). ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year. We are currently evaluating the impact that this updated guidance will have on our results of operations, cash flows or financial condition.

In November 2016, the FASB issued ASU 2016-20, an amendment to ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU addressed several areas related to contracts with customers. This topic is not yet effective and will become effective with Topic 606. We are currently evaluating the impact this topic will have on our financial statements.

4.

RELATED PARTY TRANSACTIONS

During the period from July 7, 2017 (date of inception) through December 31, 2017, we recorded $90,000 in fees for management consulting services provided by 2002 Management Inc., a consulting firm owned by Mr. Michael Mildenberger, our CEO, pursuant to a consulting agreement dated July 7, 2017. As of December 31, 2017, there were $5,000 in consulting fees payable to 2002 Management Inc.

During the period from July 7, 2017 (date of inception) through December 31, 2017, we recorded $30,000 in fees for regulatory compliance services provided by Mr. Giovani Soleti, our acting chief operating officer, pursuant to a consulting agreement dated July 7, 2017. As of December 31, 2017, we recorded consulting fees payable to Mr. Soleti of $10,000 which are included in related party payables in our balance sheet.

During the period from July 7, 2017 (date of inception) through December 31, 2017, we recorded $4,000 in fees for advisory services provided by Funding Wonder, Inc., a company in which Messrs. Mildenberger and Soleti are the majority shareholders. The services were provided pursuant to a verbal agreement between us and Funding Wonder, Inc. As of December 31, 2017, there were $0 in advisory fees payable to Funding Wonder, Inc.

On August 11, 2017, we issued 750,000 shares of our common stock to Funding Wonder, Inc. (“Funding Wonder”), our affiliate, at a price of $0.0667, or approximately $50,000 for certain rights and services which were recorded as stock-based compensation in our statement of operations for the period from July 7, 2017 (date of inception) through December 31, 2017.

During the period from July 7, 2017 (date of inception) through December 31, 2017, we acquired, through the issuance of 14,250,000 shares of our common stock, software from Funding Wonder, Inc., our affiliate, in connection with the development of our web hosted financial platform. The value of the acquired software was based on the historical cost of the software, which was recorded as $817,469 on the acquisition date of August 11, 2017. Additionally, we also recorded a license fee of $40,000 in connection with this transaction which is included in total acquired software cost of $857,469.

On July 7, 2017, we entered into a sublease agreement with Funding Wonder, Inc., our affiliate, for the lease of our corporate facility in Miami, Florida. The term of the sublease is monthly and can be terminated by either party with thirty-days’ notice. The monthly lease payment is $5,600 per month. From July 7, 2017 (date of inception) through December 31, 2017, we recorded rent expense of $32,893.

On October 18, 2017, we entered into a Promissory Note in the principal amount of $50,000 (the “Note”) with a private investor who is also an affiliate. The Note bears interest at the rate of 3% per annum and all principal and accrued interest is due on October 18, 2018. As of December 31, 2017, the principal balance outstanding and accrued interest payable was $50,000 and $312, respectively.

5.

ACQUIRED SOFTWARE COSTS

During the period from July 7, 2017 (date of inception) through December 31, 2017, we acquired, through the issuance of 14,250,000 shares of our common stock, software from Funding Wonder, Inc., our affiliate, and certain unaffiliated third-parties in connection with the development of our web hosted financial platform. The value of the software acquired from Funding Wonder, Inc. was based on the historical cost of the software, which was recorded as $817,469 on the acquisition date of August 11, 2017. Additionally, we also recorded a license fee of $40,000 in connection with this transaction which is included in total acquired software cost of $857,469. Subsequent to August 11, 2017, we recorded an additional $58,883 in costs for services provided by unaffiliated third-parties in the continued development of our web-hosted financial platform. As of December 31, 2017, we recorded $916,352 in total acquired software costs.

As of December 31, 2017, our web hosted financial platform had not been placed in service, accordingly no

seriesOne, Inc

Notes to Financial Statements

July 7, 2017 (date of inception) through December 31, 2017

amortization of the acquired software was recorded for the period from July 7, 2017 (date of inception) through December 31, 2017, and there was no related accumulated amortization as of December 31, 2017.

6.

INCOME TAXES

As of December 31, 2017, we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required.

Tax year 2017 is subject to examination by the federal and state taxing authorities. There are no income tax examinations currently in process.

Reconciliation between our effective tax rate and the United States statutory rate is as follows:

For the Period from July 7, 2017 (date of inception) through December 31, 2017
Expected federal tax rate	34.00%
State income taxes, net of federal tax benefit	3.63%
Change in valuation allowance	(37.63%)
Effective tax rate	0.00%

Significant components of our deferred tax assets as of December 31, 2017 consists of the following:

December 31, 2017
Deferred Tax Assets:
Net operating loss carryforwards, net of taxes effect	$ 424,783
Deferred tax assets	424,783
Deferred tax liabilities:
Software acquired book to tax difference	307,614
Deferred tax liabilities	307,614
Net deferred tax assets	117,170
Valuation allowance	(117,170)
Net deferred tax assets	$ -

Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax basis of the assets and liabilities using the enacted tax rate in effect in the years in which the differences are expected to reverse. A 100% valuation allowance has been recorded against the deferred tax asset as it is more likely than not, based upon our analysis of all available evidence, that the tax benefit of the deferred tax asset will not be realized.

The U.S. Tax Cuts and Jobs Act (the “Act”) was enacted in December 2017. Among other things, the Act reduces the U.S. federal corporate tax rate from 35 percent to 21 percent beginning January 1, 2018, requiring the revaluation of deferred taxes.

As of December 31, 2017, we have federal net operating loss carryforwards of approximately $1,128,800 available to offset future federal taxable, which expires 2037.

7.

RELATED PARTY NOTE PAYABLE

On October 18, 2017, we entered into a Promissory Note in the principal amount of $50,000 (the “Note”) with a private investor who is also an affiliate. The Note bears interest at the rate of 3% per annum and all principal and accrued interest is due on October 18, 2018. As of December 31, 2017, the principal balance outstanding and accrued interest payable was $50,000 and $312, respectively.

On April 27, 2018, we received notification from the private investor that in the event we defaulted on the payment of all principal and accrued interest, which is due on October 18, 2018, the default would be waived until April 30, 2019 at which time all principal and accrued interest would be due and payable.

seriesOne, Inc

Notes to Financial Statements

July 7, 2017 (date of inception) through December 31, 2017

8.

RELATED PARTY LEASE

On July 7, 2017, we entered into a sublease agreement with Funding Wonder, Inc., our affiliate, for the lease of our corporate facility in Miami, Florida. The term of the sublease is monthly and can be terminated by either party with thirty-days’ notice. The monthly lease payment is $5,600 per month. From July 7, 2017 (date of inception) through December 31, 2017, we recorded rent expense of $32,893.

9.

STOCKHOLDERS’ EQUITY

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of blank check preferred stock, par value $0.0001 per share. On December 31, 2017 there are 19,371,198 shares of common stock and no shares of preferred stock issued and outstanding.

Preferred Stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

Common Stock

Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Effective August 11, 2017, the board of directors approved a 1,500 for 1 forward stock split of our outstanding common stock whereby the authorized number of shares of our common stock was increased from 1,000 shares to 100,000,000 shares.

On August 11, 2017, we issued 750,000 shares of our common stock to Funding Wonder, Inc. (“Funding Wonder”), our affiliate, at a price of $0.067 (the recent cash offering price), or approximately $50,000 for certain rights and services which were recorded as stock-based compensation in our statement of operations for the period from July 7, 2017 (date of inception) through December 31, 2017.

On August 11, 2017, we acquired, through the issuance of 14,250,000 shares of our common stock, software from Funding Wonder, Inc., our affiliate, in connection with the development of our web hosted financial platform. The value of the acquired software was based on the historical cost of the software, which was recorded as $817,469. Additionally, we also recorded a license fee of $40,000 in connection with this transaction which is included in total acquired software cost of $857,469.

During August and September 2017, we completed the private placement of 2,550,000 shares of our $0.0001 par value common stock to a limited number of accredited investors, who are also non-US persons, at a price of $0.067 per share resulting in aggregate gross proceeds of $170,000.

During November 2017 through December 2017, we completed the private placement of 1,821,198 shares of our $0.0001 par value common stock to a limited number of accredited investors, who are also non-US persons, at a price of $0.067 per share resulting in aggregate gross proceeds of $122,020. The offerings were conducted pursuant to exemptions from registration under Regulation D and Regulation S of the Securities Act of 1933.

In addition, during December 2017, as part of the above referenced private placements, we sold 60,000 shares of our $0.0001 par value common stock to four (4) non-accredited investors, who are also US persons, at a price of $0.067 per share

seriesOne, Inc

Notes to Financial Statements

July 7, 2017 (date of inception) through December 31, 2017

resulting in aggregate gross proceeds of $4,020, which was recorded in 2018. These stock sales were not made in compliance with Rule 506(b) because we did not deliver the certain information required by Rule 502(b) to such investors at the time of their investment. The sale of shares to these investors is currently subject to rescission offer which is expected to be made to said investors on or about May 4, 2018. These shares, which are subject to rescission, have been excluded from our stockholders’ equity and recorded as common stock subject to rescission offer in our balance sheet.

Warrants

On October 17, 2017, we approved the grant of a warrant to a consultant pursuant to a services agreement to provide financial advisory services. The terms of the warrant provide for the issuance of 175,500 shares of our $0.0001 par value common stock at an exercise price of $0.10 per share over a vesting period as specified in the services agreement. The initial vesting date is the date upon which our proposed Registration Statement on Form S-1 (“Registration Statement”) becomes effective at which time one-third of the shares underlying the warrant will vest. The remaining two-thirds of the shares become exercisable ratably on the two anniversary dates of the Registration Statement effective date. In determining the fair value of the warrant, we utilized the Black-Scholes pricing model utilizing the following assumptions: i) stock option exercise price of $0.10; ii) grant date price of our common stock of $.0667; iii) expected term of option of 7 years; iv) expected volatility of our common stock of approximately 33.95%; v) expected dividend rate of 0.0%; and vi) risk-free interest rate of 1.97%. Accordingly, we recorded stock-based compensation in general and administrative expenses of $501 during the year ended December 31, 2017.

10.

STOCK OPTION PLAN

We did not have any stock option plans or stock options outstanding as of December 31, 2017.

In January 2018 our board of directors and majority stockholders adopted the 2018 Stock Option and Grant Plan (the “2018 Plan”). We initially reserved 1,650,000 shares of our common stock for grants under the 2018 Plan. The 2018 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2018 Plan will automatically increase on the first trading day of January each calendar year during the term of the 2018 Plan, beginning with calendar year 2019, by an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to a maximum annual increase of 100,000 shares of common stock.

The purpose of the 2018 Plan is to enable us to offer to our employees, officers, directors and consultants, whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company. The 2018 Plan is administered by our board of directors. Plan options may either be i) incentive stock options (ISOs); ii) non-qualified stock options (NSOs); iii) restricted and unrestricted awards of our common stock; or iv) restricted stock units.

Any option granted under the 2018 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plan further provides that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The term of each plan award and the manner in which it may be exercised is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. In the event of any stock split of our outstanding common stock, the board of directors in its discretion may elect to maintain the stated amount of shares reserved under the plan without giving effect to such stock split. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

11.

EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS

On July 7, 2017, we appointed Michael Mildenberger as our Chief Executive Officer and President. We entered into an employment agreement with Mr. Mildenberger (the “Mildenberger Agreement”) on January 30, 2018. Under the terms of the Mildenberger Agreement, we agreed to employ Mr. Mildenberger for two years at an annual base salary of $250,000, which is subject to automatic annual renewal for one-year periods and annual review by our Board of Directors. During the Employment Period, as defined in the Mildenberger Agreement, Mr. Mildenberger may receive an annual bonus to be determined at the sole discretion of the Compensation Committee of the Board of Directors. Either party has the right to

seriesOne, Inc

Notes to Financial Statements

July 7, 2017 (date of inception) through December 31, 2017

terminate the Mildenberger Agreement upon 30 days written notice. Mr. Mildenberger is eligible for participation in all executive benefit programs, including health insurance, life insurance, and stock-based compensation. If Mr. Mildenberger’ employment is terminated without cause, we are obligated to (i) pay Mr. Mildenberger an amount equal to two times his annual base salary upon such termination, (ii) provide Mr. Mildenberger with health insurance benefits for a period of eighteen months after such termination, of which the premiums for the first twelve months after such termination shall be paid by us, and (iii) provide Mr. Mildenberger life insurance benefits for one year after such termination at our expense.

12.

CONTINGENCIES

We are not a party to any legal proceedings, other than ordinary routine litigation incidental to our business, which we believe will not have a material effect on our financial position or results of operations.

13.

SUBSEQUENT EVENTS

We evaluated all events or transactions that occurred after the balance sheet date through May 4, 2018, the date of filing of these financial statements. Other than the events disclosed below, we determined that we did not have any other material recognizable subsequent events.

Finfora, Inc. was incorporated as a Delaware corporation on July 07, 2017. Pursuant to a Certificate of Amendment of Certificate of Incorporation dated March 8, 2018, we changed our name to seriesOne, Inc.

From November 2017 through December 2017 and from January 2018 through March 2018, we completed the private placement of 1,821,198 shares and 13,389,400 shares, respectively, of our $0.0001 par value common stock to a limited number of accredited investors, who are also non-US persons, at a price of $0.067 per share resulting in aggregate gross proceeds of $122,020 and $897,089, respectively. The offerings were conducted pursuant to exemptions from registration under Regulation D and Regulation S of the Securities Act of 1933.

In addition, during December 2017 and from January 2018 through March 2018, as part of the above referenced private placements, we sold 60,000 shares and 548,671 shares, respectively, of our $0.0001 par value common stock to four (4) and twenty-seven (27) non-accredited investors, respectively, who are also US persons, at a price of $0.067 per share resulting in aggregate gross proceeds of $4,020 and $36,760, respectively. These stock sales were not made in compliance with Rule 506(b) because we did not deliver the certain information required by Rule 502(b) to such investors at the time of their investment. The sale of shares to these investors was subject to rescission offer which was made to said investors on or about May 4, 2018.

SERIESONE, INC.

seriesOne, Inc.
Condensed Balance Sheets

	March 31, 2018 (Unaudited)	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$ 718,287	$ 22,673
Prepaid expenses	29,350	-
Escrow receivable	18,500	-
Total current assets	766,137	22,673
Acquired software costs, net	926,352	916,352
Total assets	$ 1,692,489	$ 939,025

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 76,228	$ 79,003
Related party payables	29,000	15,000
Related party interest expense	687	312
Related party deferred revenue	3,667	-
Deferred revenue	40,000	-
Related party promissory note	50,000	50,000
Total current liabilities	199,582	144,315

Common stock subject to rescission	40,780	-

Contingencies (Note 12)	-	-

Stockholders' equity:
Preferred stock; $0.0001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	-	-
Common stock; $0.0001 par value; 100,000,000 shares authorized; 32,760,598 and 19,371,198 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	3,276	1,937
Additional paid-in capital	2,048,555	1,156,873
Accumulated deficit	(599,704)	(364,100)
Total stockholders’ equity	1,452,127	794,710
Total liabilities and stockholders’ equity	$ 1,692,489	$ 939,025

The accompanying notes are an integral part of these condensed financial statements.

seriesOne, Inc.
Condensed Statement of Operations
(Unaudited)

Three Months Ended March 31, 2018
Revenues	$ 333

Expenses:
General and administrative expenses	177,658
Related party consulting fees	57,904
Total expenses	235,562
Loss from operations	(235,229)
Related party interest (expense)	(375)
Loss before provision for income taxes	(235,604)
Provision for income taxes	-
Net loss	$ (235,604)

Net loss per common share, basic and diluted	$ (0.01)

Weighted average common shares outstanding, basic and diluted	23,684,004

The accompanying notes are an integral part of these condensed financial statements.

seriesOne, Inc.
Condensed Statement of Cash Flows
(Unaudited)

Three Months Ended March 31, 2018

Cash flows from operating activities:
Net loss	$ (235,604)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	609
Changes in assets and liabilities:
Prepaid expenses	(29,350)
Escrow receivable	(18,500)
Accounts payable and accrued expenses	(2,775)
Related party payables	14,000
Related party accrued interest expense	375
Related party deferred revenue	3,667
Deferred revenue	40,000
Net cash flows used in operating activities	(227,578)
Cash flows from investing activities:
Software costs purchased from third parties	(10,000)
Net cash flows used in investing activities	(10,000)
Cash flows from financing activities:
Proceeds from common stock issued and subject to rescission	40,780
Proceeds from issuance of common stock	892,412
Net cash flows provided by financing activities	933,192
Net change in cash and cash equivalents	695,614
Cash and cash equivalents at beginning of period	22,673
Cash and cash equivalents at end of period	$ 718,287

Supplemental disclosure of cash flow information:
Income taxes paid	$ -
Interest expense paid	$ -

The accompanying notes are an integral part of these condensed financial statements.

seriesOne, Inc

Notes to Condensed Unaudited Financial Statements

March 31, 2018

1.

Description of Business

SeriesOne, Inc. was incorporated under the name of Finfora, Inc. as a Delaware corporation on July 7, 2017. Pursuant to a Certificate of Amendment of Certificate of Incorporation dated March 8, 2018, we changed our name to seriesOne, Inc. (“seriesOne” or the “Company”). Our formation was for the express purpose of marketing its proprietary web hosted financing platform to potential clients who desire to launch an online funding portal. We are a financial technology start-up and represent a new generation of online financing technology software solutions. Our turn-key online cloud-based hosted “white label” financing platform, which we refer to as our “software platform,” enables our clients to launch their own online funding portals under their own domains and branding to facilitate capital raising from private investors by small and medium-sized enterprises, or SME’s, for capital intensive projects, referred to as “alternative capital”. Using our software platform, our clients will operate funding portals on which entrepreneurs, intermediaries, and investors could meet, invest instantaneously and manage their investments in a secure and SEC regulated online forum that is hosted by finfora, but managed by our clients and branded under our clients’ names. Our software platform was initially developed by Funding Wonder, Inc., an affiliate, and contributed to us in exchange for our common stock. Funding Wonder has retained a royalty free license to use the software platform in perpetuity in connection with its crowd funding platform.

Our corporate headquarters are located in Miami, Florida.

2.

Interim Financial Statements and Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, these unaudited condensed financial statements do not include all of the information and disclosures required by U.S. GAAP for complete financial statements. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments (consisting only of normal recurring adjustments), which we consider necessary, for a fair presentation of those financial statements. The results of operations and cash flows for the three months ended March 31, 2018 may not necessarily be indicative of results that may be expected for any succeeding quarter or for the entire fiscal year. The information contained in this quarterly report should be read in conjunction with our audited financial statements included in our Registration Statement on Form S-1, as amended, as of and for the quarter ended March 31, 2018 as filed with the Securities and Exchange Commission (the “SEC”).

Additionally, the accompanying unaudited financial statements have been prepared on a going concern basis which implies we will continue to meet our obligations for the next twelve months as of the date these financial statements are issued (See Note 3).

Our significant accounting policies are described in Note 2 to the financial statements of our audited financial statements included in our Registration Statement on Form S-1, as amended, as of December 31, 2017.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments, which are evaluated on an ongoing basis, and that affect the amounts reported in our unaudited condensed financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the amounts of revenues and expenses that are not readily apparent from other sources. Actual results could differ from those estimates and judgments. In particular, significant estimates and judgments include those related to revenue recognition, allowance for doubtful accounts, inventory reserves, useful lives and valuation of property and equipment.

3.

Liquidity

As of March 31, 2018, we had working capital of $566,555. For the three months ended March 31, 2018, we reported a net loss of $235,604 and had cash flows of $227,578 used in operations.

We evaluated our financial position and results of operations as of May 4, 2018, the date our audited financial statements were first made available, and our expected operations subsequent to that date. As a result of our assessment, we noted events and factors as set forth in Note 2 of the audited financial statements included in our Registration Statement on Form S-1 filed with the SEC on May 4, 2018 which we believe supported our conclusion that our capital resources would be sufficient to meet projected cash flow requirements for a period of twelve months from May 4, 2018. We believe that our current financial position and anticipated observations over the twelve-month period from May 4, 2018 alleviate any substantial doubt about our ability to continue as a going concern. However, management cannot provide any assurances that

seriesOne, Inc

Notes to Condensed Unaudited Financial Statements

March 31, 2018

we will be successful in accomplishing any of our plans. Management also cannot provide any assurance that unforeseen circumstances that could occur at any time within the twelve months from May 4, 2018 or thereafter will not increase the need for us to raise additional capital on an immediate basis.

4.

New Accounting Pronouncements

We have evaluated all issued but not yet effective accounting pronouncements and determined that, other than the following, they are either immaterial or not relevant to us.

In February 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) “ASU 2016 - 02 Leases” intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, office equipment and manufacturing equipment. The ASU will require organizations that lease assets - referred to as “lessees” - to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases.

Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP - which requires only capital leases to be recognized on the balance sheet - the new ASU will require both types of leases to be recognized on the balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The accounting by organizations that own the assets leased by the lessee - also known as lessor accounting - will remain largely unchanged from current GAAP. However, the ASU contains some targeted improvements that are intended to align, where necessary, lessor accounting with the lessee accounting model and with the updated revenue recognition guidance issued in 2014. The ASU on leases will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the ASU on leases will take effect for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020. It is not anticipated that this updated guidance will have a material impact on our results of operations, cash flows or financial condition.

In March 2016, the FASB issued “ASU 2016 - 09 Improvements to Employee Share-Based Payment Accounting” which is intended to improve the accounting for employee share-based payments. The ASU affects all organizations that issue share-based payment awards to their employees. The ASU, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, simplifies several aspects of the accounting for share-based payment award transactions, including; the income tax consequences, classification of awards as either equity or liabilities, and the classification on the statement of cash flows. The ASU simplifies two areas specific to private companies, with regards to the expected term and intrinsic value measurements. The ASU simplifies the following areas to private and public companies; (a) tax benefits and tax deficiencies with regards to the differences between book and tax deductions, (b) changes in the excess tax benefits classification in the statement of cash flows, (c) make an entity wide accounting policy election for accrual of vested awards verses individual awards, (d) changes in the amount qualifying as an equity award classification subject to statutory tax withholdings, (e) clarification in the classification of shares withheld for statutory tax withholdings on the statement of cash flows. For public companies, the amendments in this ASU are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period. It is not anticipated that this guidance will have a material impact on our results of operations, cash flows or financial condition.

In January 2016, the FASB issued “ASU 2016 - 01 Recognition and Measurement of Financial Assets and Financial Liabilities,” intended to improve the recognition and measurement of financial instruments. The ASU affects public and private companies, not-for-profit organizations, and employee benefit plans that hold financial assets or owe financial liabilities. The new guidance makes targeted improvements to existing GAAP by:

Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income;

Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes;

seriesOne, Inc

Notes to Condensed Unaudited Financial Statements

March 31, 2018

Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements;

Eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for organizations that are not public business entities;

Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and

Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

The ASU on recognition and measurement will take effect for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For private companies, not-for-profit organizations, and employee benefit plans, the standard becomes effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. The ASU permits early adoption of the own credit provision (referenced above). Additionally, it permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost. It is not anticipated that this guidance will have a material impact on our results of operations, cash flows or financial condition.

5.

Revenue Recognition

We primarily generate our revenues from the hosting of our funding software platform utilized as a funding portal which can be implemented either as a client-branded funding platform or as a white label funding platform solution. Service revenues are derived principally from our delivery of the hosted solutions of our funding software platform. An additional technology fee is also derived, where applicable, as a share of transaction fees generated on a client’s online portal but only to the extent that such technology fees are not considered commissions or commission-based. We operate in one reportable segment which is the delivery of our hosted software platform designed as a client-branded funding platform or white label funding platform solution.

Revenues resulting from our hosted funding software platform and hosting services consist of three components of services for each funding campaign. The first component is comprised of an application set-up fee for our hosted funding software platform, including, installation and server configuration of the system. The second component involves related application hosting support services during the funding campaign. The third component, where applicable, involves a technology fee derived as a share of transaction fees generated on a client’s online portal in connection with a completed transaction but only to the extent that such technology fees are not considered commissions or commission-based.

Fees charged for the funding software platform design, set-up and implementation are amortized and recognized ratably over the estimated hosting period. Work performed outside the original scope of work is contracted for separately as an additional fee and is generally recognized ratably over the remaining term of the hosting period. Revenues earned upon completion of a contractual milestone are deferred and recognized over the estimated remaining hosting period. Fees for application hosting and related services following the hosted funding platform set-up are generally billed monthly or quarterly in advance and recognized over the hosting period until the completion of the hosting period, which is typically the funding campaign period. Technology fees, where applicable, are recognized at the end of the funding campaign at which time the technology fees are fixed and determinable.

6.

Related Party Transactions

During the three months ended March 31, 2018, we recorded $15,000 in fees for management consulting services provided by 2002 Management Inc., a consulting firm owned by Mr. Michael Mildenberger, our CEO, pursuant to a consulting agreement dated July 7, 2017 (the “Consulting Agreement”). As of March 31, 2018, there were $5,000 in consulting fees payable to 2002 Management Inc. Effective February 1, 2018, Mr. Mildenberger entered into an employment agreement with us and the Consulting Agreement was terminated.

During the three months ended March 31, 2018, we recorded $15,000 in fees for regulatory compliance services

seriesOne, Inc

Notes to Condensed Unaudited Financial Statements

March 31, 2018

provided by Mr. Giovani Soleti, our acting chief operating officer, pursuant to a consulting agreement dated July 7, 2017. As of March 31, 2018, there were $9,350 in prepaid expenses to Mr. Soleti.

During the period from July 7, 2017 (date of inception) through December 31, 2017, we acquired, through the issuance of 14,250,000 shares of our common stock, software from Funding Wonder, Inc., our affiliate, in connection with the development of our web hosted financial platform. The value of the acquired software was based on the historical cost of the software, which was recorded as $817,469 on the acquisition date of August 11, 2017. Additionally, we also recorded a license fee of $40,000 in connection with this transaction which is included in total acquired software costs. During the three months ended March 31, 2018 we incurred $10,000 of additional costs in the development of our web hosted financial platform. Total capitalized software costs as of March 31, 2018 were $926,352.

Effective February 1, 2018, we entered into a Consulting Agreement with seriesOne Holdings, Inc., formerly, Funding Wonder, Inc. (“seriesOne Holdings”), our affiliate, pursuant to which we engaged seriesOne Holdings to provide executive management services to us. Under the terms of the agreement, we are required to pay a monthly fee of $12,000. The Consulting Agreement provides for an initial term of 12 months and can be renewed for successive 12-month periods. The Consulting Agreement is terminable by either party upon 10 days prior notice to the other party, or immediately by either party up on a breach of a material provision of the Consulting Agreement. During the three months ended March 31, 2018 we recorded $27,904 in consulting fees. We recorded consulting fees payable of $24,000 which is included in related party payables in our balance sheet as of March 31, 2018.

On July 7, 2017, we entered into a sublease agreement with Funding Wonder, Inc., our affiliate, for the lease of our corporate facility in Miami, Florida. The term of the sublease is monthly and can be terminated by either party with thirty-days’ notice. The monthly lease payment is $5,600 per month. During the three months ended March 31, 2018, we recorded rent expense of $16,800.

On October 18, 2017, we entered into a Promissory Note in the principal amount of $50,000 (the “Note”) with a private investor who is also an affiliate. The Note bears interest at the rate of 3% per annum and all principal and accrued interest is due on October 18, 2018. During the three months ended March 31, 2018, we recorded interest expense of $375. As of March 31, 2018, the principal balance outstanding and accrued interest payable was $50,000 and $687, respectively.

7.

Acquired Software Costs

During the period from July 7, 2017 (date of inception) through December 31, 2017, we acquired, through the issuance of 14,250,000 shares of our common stock, software from Funding Wonder, Inc., our affiliate, and certain unaffiliated third-parties in connection with the development of our web hosted financial platform. The value of the software acquired from Funding Wonder, Inc. was based on the historical cost of the software, which was recorded as $817,469 on the acquisition date of August 11, 2017. Additionally, we also recorded a license fee of $40,000 in connection with this transaction which is included in total acquired software cost of $857,469. Subsequent to August 11, 2017, we recorded an additional $68,883 in costs for services provided by unaffiliated third-parties in the continued development of our web-hosted financial platform, of which $10,000 was incurred during the three months ended March 31, 2018. As of March 31, 2018, we recorded $926,352 in total acquired software costs.

As of March 31, 2018, our web hosted financial platform had not been placed in service, accordingly no amortization of the acquired software was recorded for the three months ended March 31, 2018, and there was no related accumulated amortization as of March 31, 2018.

8.

Income Taxes

We are required to file federal and state income tax returns in the United States. The preparation of these tax returns requires us to interpret the applicable tax laws and regulations in effect in such jurisdictions, which could affect the amount of tax paid by us. In consultation with our tax advisors, we base our tax returns on interpretations that are believed to be reasonable under the circumstances. The tax returns, however, are subject to routine reviews by the various federal and state taxing authorities in the jurisdictions in which we file tax returns. As part of these reviews, a taxing authority may disagree with respect to the income tax positions taken by us (“uncertain tax positions”) and, therefore, may require us to pay additional taxes. As required under applicable accounting rules, we accrue an amount for our estimate of additional income tax liability, including interest and penalties, which we could incur as a result of the ultimate or effective resolution of the uncertain tax positions. We account for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and

seriesOne, Inc

Notes to Condensed Unaudited Financial Statements

March 31, 2018

liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a federal corporate tax rate decrease from 35% to 21% for tax years beginning after December 31, 2017, the transition of U.S international taxation from a worldwide tax system to a territorial system, and a one-time transition tax on the mandatory deemed repatriation of foreign earnings. We have estimated our provision for income taxes in accordance with the Tax Act and guidance available as of the date of this filing but have kept the full valuation allowance.

On December 22, 2017, Staff Accounting Bulletin No. 118 ("SAB 118") was issued to address the application of US GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Act. The deferred tax expense recorded in connection with the remeasurement of deferred tax assets is a provisional amount and a reasonable estimate at December 31, 2017 based upon the best information currently available. The ultimate impact may differ from these provisional amounts, possibly materially, due to, among other things, additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of the Tax Act. Any subsequent adjustment to these amounts will be recorded to current tax expense in the quarter of 2018 when the analysis is complete. The accounting is expected to be complete when the 2017 U.S. corporate income tax return is filed in 2018.

9.

Related Party Note Payable

On October 18, 2017, we entered into a Promissory Note in the principal amount of $50,000 (the “Note”) with a private investor who is also an affiliate. The Note bears interest at the rate of 3% per annum and all principal and accrued interest is due on October 18, 2018. During the three months ended March 31, 2018, we recorded interest expense of $375. As of March 31, 2018, the principal balance outstanding and accrued interest payable was $50,000 and $687, respectively.

On April 27, 2018, we received notification from the private investor that any default in the payment of all principal and accrued interest, which is due on October 18, 2018, would be waived until April 30, 2019 at which time all principal and accrued interest would be due and payable.

10.

Related Party Lease

On July 7, 2017, we entered into a sublease agreement with Funding Wonder, Inc., our affiliate, for the lease of our corporate facility in Miami, Florida. The term of the sublease is monthly and can be terminated by either party with thirty-days’ notice. The monthly lease payment is $5,600 per month. During the three months ended March 31, 2018, we recorded rent expense of $16,800.

11.

Stockholders’ Equity

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of blank check preferred stock, par value $0.0001 per share. As of March 31, 2018, there were 32,760,598 shares of common stock and no shares of preferred stock issued and outstanding.

Preferred Stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks

seriesOne, Inc

Notes to Condensed Unaudited Financial Statements

March 31, 2018

senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

Common Stock

Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Effective August 11, 2017, the board of directors approved a 1,500 for 1 forward stock split of our outstanding common stock whereby the authorized number of shares of our common stock was increased from 1,000 shares to 100,000,000 shares.

On August 11, 2017, we issued 750,000 shares of our common stock to Funding Wonder, Inc. (“Funding Wonder”), our affiliate, at a price of $0.067 (the recent cash offering price), or approximately $50,000 for certain rights and services which were recorded as stock-based compensation in our statement of operations for the period from July 7, 2017 (date of inception) through December 31, 2017.

On August 11, 2017, we acquired, through the issuance of 14,250,000 shares of our common stock, software from Funding Wonder, Inc., our affiliate, in connection with the development of our web hosted financial platform. The value of the acquired software was based on the historical cost of the software, which was recorded as $817,469. Additionally, we also recorded a license fee of $40,000 in connection with this transaction which is included in total acquired software cost of $857,469.

During August and September 2017, we completed the private placement of 2,550,000 shares of our $0.0001 par value common stock to a limited number of accredited investors, who are also non-US persons, at a price of $0.067 per share resulting in aggregate gross proceeds of $170,000.

From November 2017 through December 2017 and from January 2018 through March 2018, we completed the private placement of 1,821,198 shares and 13,389,400 shares, respectively, of our $0.0001 par value common stock to a limited number of accredited investors, who are also non-US persons, at a price of $0.067 per share resulting in aggregate gross proceeds of $122,020 and $897,089, respectively. The offerings were conducted pursuant to exemptions from registration under Regulation D and Regulation S of the Securities Act of 1933.

In addition, during December 2017 and from January 2018 through March 2018, as part of the above referenced private placements, we sold 60,000 shares and 548,671 shares, respectively, of our $0.0001 par value common stock to four (4) and twenty-seven (27) non-accredited investors, respectively, who are also US persons, at a price of $0.067 per share resulting in aggregate gross proceeds of $4,020 and $36,760, respectively. These stock sales were not made in compliance with Rule 506(b) because we did not deliver the certain information required by Rule 502(b) to such investors at the time of their investment. The sale of shares to these investors was subject to rescission offer which was made to said investors on June 25, 2018. These shares, which are subject to rescission, have been excluded from our stockholders’ equity and recorded as common stock subject to rescission offer in our balance sheet as of March 31, 2018. As of July 25, 2018, the date upon which the rescission period expired, one investor representing 22,389 shares and $1,500 of the gross proceeds exercised his right to rescission.

Warrants

On October 17, 2017, we approved the grant of a warrant to a consultant pursuant to a services agreement to provide financial advisory services. The terms of the warrant provide for the issuance of 175,500 shares of our $0.0001 par value common stock at an exercise price of $0.10 per share over a vesting period as specified in the services agreement. The initial vesting date is the date upon which our proposed Registration Statement on Form S-1 (“Registration Statement”) becomes effective at which time one-third of the shares underlying the warrant will vest. The remaining two-thirds of the shares become exercisable ratably on the two anniversary dates of the Registration Statement effective date. In determining the fair value of the warrant, we utilized the Black-Scholes pricing model utilizing the following assumptions: i) stock option exercise price of $0.10; ii) grant date price of our common stock of $.0667; iii) expected term of option of 7 years; iv) expected volatility of our common stock of approximately 33.95%; v) expected dividend rate of 0.0%; and vi) risk-free interest rate of 1.97%. Accordingly, we recorded stock-based compensation in general and administrative expenses of $609 during the three months ended March 31, 2018. As of March 31, 2018, additional paid in capital included stock-based compensation of $1,109. Unamortized stock-based compensation as of March 31, 2018 was $1,969.

12.

Stock Option Plan

In January 2018 our board of directors and majority stockholders adopted the 2018 Stock Option and Grant Plan (the “2018 Plan”). We initially reserved 1,650,000 shares of our common stock for grants under the 2018 Plan. The 2018 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2018 Plan will automatically increase on the first trading day of January each calendar year during the term of the 2018 Plan, beginning with calendar year 2019, by an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to a maximum annual increase of 100,000 shares of common stock.

The purpose of the 2018 Plan is to enable us to offer to our employees, officers, directors and consultants, whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company. The 2018 Plan is administered by our board of directors. Plan options may either be i) incentive stock options (ISOs); ii) non-qualified stock options (NSOs); iii) restricted and unrestricted awards of our common stock; or iv) restricted stock units.

Any option granted under the 2018 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plan further provides that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The term of each plan award and the manner in which it may be exercised is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. In the event of any stock split of our outstanding common stock, the board of directors in its discretion may elect to maintain the stated amount of shares reserved under the plan without giving effect to such stock split. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

13.

Employment Agreement of Executive Officer

In February 2018 we entered into a two-year Employment Agreement with Mr. Mildenberger pursuant to which we engaged him to serve as our Chief Executive Officer and President. Upon entering into this agreement, we terminated the Consulting Agreement with 2002 Management Inc. described below. Under the terms of the Employment Agreement Mr. Mildenberger is required to devote at least 50% of his time to our company.  As compensation, we agreed to pay him an annual base salary of $250,000 which will be reviewed annually by the board of directors of which he is presently the sole member.  Mr. Mildenberger is entitled to an annual bonus, if any, and an incentive equity award in amount as determined by the board of directors. He is also entitled to receive benefits as are customarily provided to other officers and employees of our company, including participation in a non-contributory health insurance plan and a life insurance policy in amount equal to 200% of his base salary, as well as six weeks of paid vacation annually. The Employment Agreement contains customary indemnification provisions.

The Employment Agreement may be terminated by either party upon 30 days prior written notice to the other party and will automatically extend for successive one-year periods unless terminated by either party at least 60 days prior to the expiration of the then current term. We are also entitled to terminate the Employment Agreement upon Mr. Mildenberger's disability or death upon 30 days’ notice to him or his estate or with or without cause, and Mr. Mildenberger is entitled to terminate the agreement for “good reason” following a change of control of our company. In the event we terminate the Employment Agreement without cause, or if he terminates it for “good reason” following a change of control, both as defined in the Employment Agreement, we are obligated to pay Mr. Mildenberger severance in an amount equal to twice his then current base salary. We are also obligated to continue to pay the premiums on his life insurance policy for the first to occur of one year or his reemployment, and reimburse him for out-of-pocket COBRA expenses for six months from termination. If we terminate him for cause, as defined in the Employment Agreement, we are not obligated to pay Mr. Mildenberger any severance benefits.

14.

Contingencies

We are not a party to any legal proceedings, other than ordinary routine litigation incidental to our business, which we believe will not have a material effect on our financial position or results of operations.

From November 2017 through March 2018, we engaged in a successful financing pursuant to an exemption from registration under Regulation S and Regulation D offering (the “Offering”) of our common stock. In connection with the Offering, we issued a total of 15,819,269 shares of our $0.0001 par value common stock at a price of $0.067 per share to 81 accredited and non-accredited investors resulting in gross proceeds of $1,059,889. In connection with the Offering, 31 investors participating in the Offering pursuant to Regulation D were deemed to be non-accredited, U.S. persons. As of March 31, 2018, the total shares of common stock subject to rescission in connection with the Offering was 608,671 shares representing $40,780 of the gross proceeds received. On June 25, 2018, a notice of rescission was distributed to these investors. As of July 25, 2018, the date upon which the rescission period expired, one investor representing 22,389 shares and $1,500 of the gross proceeds exercised his right to rescission.

15.

Subsequent Events

We evaluated all events or transactions that occurred after the balance sheet date through August 3, 2018, the date of filing of these financial statements. Other than the events discussed in Note 14 above, we determined that we did not have any other material recognizable subsequent events.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

SEC Registration and Filing Fee	$ 4,154
Legal Fees and Expenses*	7,000
Accounting Fees and Expenses*	10,000
Financial Printing*	1,000
Transfer Agent Fees*	5,000
Blue Sky Fees and Expenses*	10,000
Miscellaneous*	5,000
TOTAL	$ 42,154

*

Estimated

Item 14.

Indemnification of Directors and Officers.

The Delaware Revised Statutes allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

(a)

the officer or director conducted himself or herself in good faith;

(b)

his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

(c)

in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.

Recent Sales of Unregistered Securities.

Following are all issuances of securities by us during the past three years which were not registered under the Securities Act of 1933, as amended (the “Securities Act”). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and had access to information concerning our company. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

On August 11, 2017, we issued 750,000 shares of our common stock to Funding Wonder, Inc. (“Funding Wonder”), our affiliate, at a price of $0.067 (the recent cash offering price), or approximately $50,000 for certain rights and services which were recorded as stock-based compensation in our statement of operations for the period from July 7, 2017 (date of inception) through December 31, 2017.

On August 11, 2017, we acquired, through the issuance of 14,250,000 shares of our common stock, software from Funding Wonder in connection with the development of our web hosted financial platform. The value of the acquired software was based on the historical cost of the software, which was recorded as $817,469.

During August and September 2017, we completed the private placement of 2,550,000 shares of our $0.0001 par value common stock to a limited number of accredited investors, who are also non-US persons, at a price of $0.067 per share resulting in aggregate gross proceeds of $170,000.

From November 2017 through December 2017, we sold 1,821,198 shares of our $0.0001 par value common stock in a private placement to a limited number of accredited investors, who are also non-US persons, at a price of $0.067 per share resulting in aggregate gross proceeds of $122,020. From January 2018 through March 2018, we completed the private placement with the sale of an additional 13,389,400 shares of our $0.0001 par value common stock to a limited number of accredited investors, who are also non-US persons, at a price of $0.067 per share resulting in aggregate gross proceeds of $897,089. The offerings were conducted pursuant to exemptions from registration under Regulation D and Regulation S of the Securities Act of 1933.

In addition, during December 2017 and from January 2018 through March 2018, as part of the above referenced private placement, we sold 60,000 shares and 548,671 shares, respectively, of our $0.0001 par value common stock to four (4) and twenty-seven (27) non-accredited investors, respectively, who are also US persons, at a price of $0.067 per share resulting in aggregate gross proceeds of $4,020 and $36,760, respectively. These stock sales were not made in compliance with Rule 506(b) because we did not deliver the certain information required by Rule 502(b) to such investors at the time of their investment. The sale of shares to these investors is subject to a rescission offer which notice was sent to said investors on June 25, 2018. As of July 25, 2018, the date upon which the rescission period expired, one investor representing 22,389 shares and $1,500 of the gross proceeds exercised his right to rescission.

Except as set forth above, the Company relied on the statutory exemption from registration found in Section 4(a)(2) of the Securities Act and comparable Utah and Delaware state provisions and also the provisions of Regulation S for offerings and issuances to non-U.S. persons.  The Company believes that all purchasers would have qualified as accredited investors to the extent that the offerings were conducted under Regulation D.  The Company made no state or SEC filings for such offerings and issuances.

Item 16.

Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated in this Item 16 by reference.

Item 17.

Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)

The undersigned registrant hereby undertakes:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

[Rest of Page Left Blank]

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly organized, in the City of Miami, State of Florida on August 6, 2018.

seriesOne, Inc.
By:	/s/ Michael Mildenberger
Michael Mildenberger Chief Executive Officer, Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark Mersman and Robert Bench or their respective true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as set forth below on August 6, 2018.

Signature	Title	Date

/s/ Michael Mildenberger	Chairman of the Board of Directors and Chief Executive Officer, Chief Financial Officer	August 6, 2018
Michael Mildenberger

/s/ Giovanni Soleti	Secretary and Treasurer	August 6, 2018
Giovanni Soleti

II-2

Exhibit Index

Exhibit No.	Description
2.1	Contribution and License Agreement dated August 11, 2017 by and between Funding Wonder, Inc. and Finfora, Inc. *
3.1	Amended and Restated Certificate of Incorporation. *
3.2	Bylaws. *
4.2	2018 Stock Option and Grant Plan. *
5.1	Opinion of Carman Lehnhof Israelsen. **
10.1	Consulting Agreement dated July 7, 2017 by and between seriesOne, Inc. and 2002 Management Inc. *++
10.2	Employment Agreement dated January 30, 2018 by and between seriesOne, Inc. and Michael Mildenberger. *++
10.3	Consulting Agreement dated July 7, 2017 by and between seriesOne, Inc. and Soleti Consulting LLC. *++
10.4	Services Agreement dated October 17, 2017 by and between seriesOne, Inc. and Trinity Advisors LLC. *
10.5	Stockholders Agreement dated July 10, 2017 by and between Funding Wonder, Inc. and Krina Kozia. *
10.6	Office Sublease Agreement dated July 7, 2017 by and between seriesOne, Inc. and Funding Wonder, Inc. *
10.7	Consulting Agreement dated February 1, 2018 between seriesOne, Inc. and seriesOne Holdings, Inc. **
10.8	Software Development and Master Services Agreement dated February 7, 2018 by and between Dynamo Development, Inc. and seriesOne, Inc. **
10.9	Rescission Offering Memorandum. **
10.10	Contribution Agreement dated August 11, 2017 by and between Funding Wonder, Inc. and seriesOne, Inc. **
14.1	Code of Business Conduct and Ethics. *
23.1	Consent of Liggett & Webb, P.A. **
23.2	Consent of Carman Lehnhof Israelsen LLP (included in Exhibit 5.1 hereto). **

*

Filed previously.

**

Filed herewith.

***

To be filed by amendment.

++

Indicates management contract or compensatory plan.

II-3